RECEIVABLES PURCHASE AGREEMENT

                            Dated as of November 15, 1994,
                   as amended and restated as of December 29, 1995


                    INTERCO RECEIVABLES CORP., a Delaware corporation (the "Seller"), ATLANTIC ASSET SECURITIZATION CORP., a Delaware corporation (the "Issuer"), and CREDIT LYONNAIS NEW YORK BRANCH, a branch of Credit Lyonnais, a French banking corporation, duly licensed under the laws of the State of New York ("CL-NY"), as agent (the "Agent") for the Investors (as defined in Exhibit I hereto), agree as follows:

                    PRELIMINARY STATEMENTS. Certain terms that are capitalized and used throughout this Agreement are defined in
          Exhibit I to this Agreement. References in the Exhibits to "the Agreement" refer to this Agreement, as further amended, modified or supplemented from time to time.

                    The Seller has acquired Receivables from the Originators pursuant to the Originator Purchase Agreement, either by purchase or by contribution to the capital of the Seller, as determined from time to time by the Seller and each Originator. The Seller, the Issuer and the Agent entered into a Receivables Purchase Agreement, dated as of November 15, 1994, as amended as of March 1, 1995 (the Original Agreement ), pursuant to which the Seller sold undivided fractional ownership interests (referred to herein as Receivable Interests ) in the Receivables to the Issuer and the Issuer purchased such Receivable Interests from the Seller. The parties desire to further amend the Receivables Purchase Agreement to reflect certain changes resulting from the addition to the Originator Purchase Agreement of Thomasville as an Originator and certain other changes, and to restate the Agreement. Accordingly, the Original Agreement is hereby amended and restated in its entirety, effective as of the Effective Date, and the parties agree as follows:

                                      ARTICLE I

                          AMOUNTS AND TERMS OF THE PURCHASES

                    SECTION 1.01. Purchase Facility. (a) On the terms and conditions hereinafter set forth, the Issuer may, in its sole discretion, purchase Receivable Interests from the Seller from time to time during the period from the Initial Purchase Date to the Facility Termination Date. Under no circumstances shall the Issuer make any such purchase if after giving effect to such purchase the aggregate outstanding Invested Amount of Receivable Interests, together with the aggregate outstanding "Invested Amount" of "Receivable Interests" under the Alternate Receivables Purchase Agreement, would exceed the Purchase Limit. Notwithstanding anything to the contrary contained herein, the Issuer is not obligated to purchase Receivable Interests from the Seller.

                    (b) The Seller may, upon at least 30 days' notice to the Agent, terminate this purchase facility in whole or, from time to time, reduce in part the unused portion of the Purchase Limit; provided that each partial reduction shall be in the amount of at least $5,000,000 or an integral multiple thereof.

                    (c) Until the Agent gives the Seller the notice provided in Section 3(b)(v) of Exhibit II to this Agreement, the Agent, on behalf of the Investors which own Receivable Interests, shall have the proceeds of Collections attributable to such Receivable Interests automatically reinvested pursuant to Section 1.04(b)(ii) in additional undivided percentage interests in the Pool Receivables by making an appropriate readjustment of such Receivable Interest.

                    SECTION 1.02. Making Purchases. (a) Each purchase of a Receivable Interest shall be made (x) in the case of a purchase of $20,000,000 or less, on at least one Business Day's notice from the Seller to the Agent, and (y) in the case of a purchase in excess of $20,000,000, on at least three Business Days' notice from the Seller to the Agent; provided, however, that no such notice shall be applicable to reinvestments pursuant to Section
          1.04. Each such notice of a purchase shall specify (i) the amount requested to be paid to the Seller (such amount, which shall not be less than $1,000,000, being referred to herein as the initial "Invested Amount" of each Receivable Interest then being purchased) and (ii) the date of such purchase (which shall be a Business Day). The Agent shall promptly thereafter notify the Seller whether the Issuer has determined to make a purchase and, if so, whether all of the terms specified by the Seller are acceptable to the Issuer.

                    (b) Prior to 2:00 P.M., New York City time, on the date of each such purchase of a Receivable Interest, the Issuer shall, upon satisfaction of the applicable conditions set forth in Exhibit II hereto, make available to the Seller in same day funds, at Account No. 00-196-146 at Bankers Trust Company, ABA No. 021-001-033, or at such other account in the United States as the Seller may specify to the Agent in writing, an amount equal to the initial Invested Amount of such Receivable Interest.

                    (c) Effective on the date of each purchase pursuant to this Section 1.02 and each reinvestment pursuant to Section 1.04, the Seller hereby sells and assigns to the Agent, for the benefit of the Investors, an undivided percentage ownership interest, to the extent of the Receivable Interest then being purchased, in each Pool Receivable then existing and in the Related Security and Collections with respect thereto.

                    SECTION 1.03. Receivable Interest Computation. Each Receivable Interest shall be initially computed on its date of purchase. Thereafter until the Termination Date for such Receivable Interest, such Receivable Interest shall be auto-matically recomputed (or deemed to be recomputed) on each day other than a Liquidation Day. Any Receivable Interest, as com-puted (or deemed recomputed) as of the day immediately preceding the Termination Date for such Receivable Interest, shall there-after remain constant. Such Receivable Interest shall become zero when the Invested Amount thereof and Yield thereon shall have been paid in full, all other amounts owed by the Seller hereunder to the Investors or the Agent are paid in full and the Servicer shall have received the accrued Servicer Fee thereon.

                    SECTION 1.04. Settlement Procedures. (a) Collection of the Pool Receivables shall be administered by a Servicer, in accordance with the terms of this Agreement and the Servicer Agreement. The Seller shall provide to the Servicer (if other than the Seller) on a timely basis all information needed for such administration, including notice of the occurrence of any Liquidation Day and current computations of each Receivable Interest.

                    (b)  Subject to the provisions of paragraph (l) of
          Exhibit IV, the Servicer shall, on each day on which Collections of Pool Receivables are received by it with respect to any Receivable Interest:

                         (i) set aside and hold in trust for the Investors (but the Servicer shall not be required to segregate into a separate account, unless the Agent shall so specifically request or a Daily Settlement Trigger has occurred), out of the percentage of such Collections represented by such Receivable Interest, an amount equal to the Yield and Servicer Fee accrued through such day for such Receivable Interest and not previously set aside;

                           (ii)  if such day is not a Liquidation Day,
                    reinvest with the Seller, on behalf of the Investors, the remainder of such percentage of Collections, to the extent representing a return of Invested Amount, by recomputation of such Receivable Interest pursuant to
                    Section 1.03;

                          (iii)  if such day is a Liquidation Day, set
                    aside and hold in trust for the Investors (but the Servicer shall not be required to segregate into a separate account, unless the Agent shall so specifically request) the entire remainder of such per-centage of Collections; provided that if amounts are set aside and held in trust on any Liquidation Day, and thereafter during such Settlement Period the conditions set forth in Paragraph 3 of Exhibit II are satisfied or are waived by the Agent, such previously set aside amounts shall, to the extent representing a return of Invested Amount, be reinvested in accordance with the preceding paragraph (ii) on the day of such subsequent satisfaction or waiver of conditions; and

                          (iv) during such times as amounts are required to be reinvested in accordance with the foregoing paragraph (ii) or the proviso to paragraph (iii), release to the Seller for its own account any Collections in excess of such amounts and the amounts that are required to be set aside pursuant to paragraph (i) above.

                    (c) The Servicer shall deposit into the Agent's Account, on the last day of each Settlement Period for a Receivable Interest, Collections held for the Investors that relate to such Receivable Interest pursuant to Section 1.04(b).

                    (d) Upon receipt of funds deposited into the Agent's Account, the Agent shall distribute them as follows:

                         (i) if such distribution occurs on a day that is not a Liquidation Day, first to the Investors in payment in full of all accrued Yield and then to the Servicer in payment in full of all accrued Servicer Fee.

                           (ii)  if such distribution occurs on a
                    Liquidation Day, first to the Investors in payment in full of all accrued Yield, second to the Investors in reduction to zero of all Invested Amount, third to the Investors or the Agent in payment of any other amounts owed by the Seller hereunder, and fourth to the Servicer in payment in full of all accrued Servicer Fee.

                    After the Invested Amount and Yield and Servicer Fee with respect to a Receivable Interest, and any other amounts payable by the Seller to the Investors or the Agent hereunder, have been paid in full, all additional Collections with respect to such Receivable Interest shall be paid first, to CL-NY in an amount equal to the aggregate payments, if any, that shall have been made to the Purchasers under the LAPA from funds on deposit in the Special CCA and that shall not yet have been repaid, together with interest thereon at a rate equal to the Assignee Rate in effect from time to time, second, to the CCA Depositors (as defined in the LAPA) pro rata in an amount equal to the aggregate payments, if any, that shall have been made to the Purchasers under the LAPA from funds on deposit in the July CCA and that shall not yet have been repaid, together with interest thereon at a rate equal to the Assignee Rate in effect from time to time, then, to the Lenders under the Subordinated Loan Agreement pro rata in an amount equal to the principal (if any) and interest then due and payable thereunder, and the remainder to the Seller for its own account.

                    (e)  For the purposes of this Section 1.04:

                         (i) if on any day the Outstanding Balance of any Pool Receivable is reduced or adjusted as a result of any defective, rejected, returned, repossessed or foreclosed merchandise or services or any cash discount, credit memo, rebate, cooperative advertising, chargeback or other adjustment made by the Seller or the relevant Originator, or any setoff or dispute between the Seller and an Obligor due to a claim arising out of the same or any other transaction, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in the amount of such reduction or adjustment;

                           (ii)  if on any day (x) any of the
                    representations or warranties in paragraph (h) of
                    Exhibit III is no longer true with respect to any Pool Receivable, or (y) the Seller or the Agent determines that any Pool Receivable which purports to be part of the Net Receivables Pool Balance was a Defaulted Receivable on the date of the initial creation of an undivided ownership interest therein under this Agreement, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in full equal to the Outstanding Balance thereof;

                          (iii)  except as provided in paragraph (i) or
                    (ii) of this Section 1.04(e), or as otherwise required by applicable law or the relevant Contract, all Collec-tions received from an Obligor of any Receivables shall be applied to the Receivables of such Obligor in the order of the age of such Receivables, starting with the oldest such Receivable, unless such Obligor designates its payment for application to specific Receivables; and

                         (iv)  if and to the extent the Agent or the
                    Investors shall be required for any reason to pay over to an Obligor any amount received on its behalf hereunder, such amount shall be deemed not to have been so received but rather to have been retained by the Seller and, accordingly, the Agent or the Investors, as the case may be, shall have a claim against the Seller for such amount, payable when and to the extent that any distribution from or on behalf of such Obligor is made in respect thereof.

                    SECTION 1.05. Fees. The Seller shall pay to the Agent certain fees in the amounts and on the dates set forth in a separate fee agreement of even date between the Seller and the Agent, as amended or restated from time to time (the "Fee Agreement").

                    SECTION 1.06.  Payments and Computations, Etc.
          (a) All amounts to be paid or deposited by the Seller or the Servicer hereunder or under the Servicer Agreement shall be paid or deposited no later than 11:00 A.M. (New York City time) on the day when due in same day funds in United States dollars to the Agent's Account.

                    (b) The Seller shall, to the extent permitted by law, pay interest on any amount not paid or deposited by the Seller (whether as Servicer or otherwise) when due hereunder, at an interest rate per annum equal to 1.50% per annum above the CP Rate, payable on demand.

                    (c) All computations of interest under subsection (b) above and all computations of Yield, fees, and other amounts hereunder shall be made on the basis of a year of 360 days for the actual number of days elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment or deposit.

                    SECTION 1.07. Dividing or Combining Receivable Interests. The Agent, on notice to the Seller on or prior to the last day of any Fixed Period, may either (i) divide any Receivable Interest into two or more Receivable Interests having aggregate Invested Amount equal to the Invested Amount of such divided Receivable Interest, or (ii) combine any two or more Receivable Interests originating on such last day or having Fixed Periods ending on such last day into a single Receivable Interest having Invested Amount equal to the aggregate of the Invested Amount of such Receivable Interests.

                    SECTION 1.08. Increased Costs. (a) If the Agent, an Investor, any entity which enters into a commitment to purchase Receivable Interests or interests therein, any entity which enters into a commitment to lend against Receivable Interests or interests therein, or any entity which provides credit enhancement (each an "Affected Person"), or any of their respective Affiliates, determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Affected Person or its Affiliate and such Affected Person or its Affiliate determines that the amount of such capital is increased by or based upon the existence of any commitment to make purchases of or to lend against or otherwise to maintain the investment in Pool Receivables or interests therein related to this Agreement or to the funding thereof or any related liquidity facility or credit enhancement facility (or any participation therein) and other commitments of the same type, then, upon demand by such Affected Person (with a copy to the Agent), the Seller shall immediately pay to the Agent, for the account of such Affected Person (as a third-party beneficiary), from time to time as specified by such Affected Person, additional amounts sufficient to compensate such Affected Person or its Affiliate in the light of such circumstances, to the extent that such Affected Person or its Affiliate reasonably determines such increase in capital to be allocable to the existence of any of such commitments. A certificate as to such amounts submitted to the Seller and the Agent by such Affected Person shall be conclusive and binding for all purposes, absent manifest error.

                         (b)  Subject to Section 4.04(f), if the
          introduction of or any change in (other than by way of imposition or increase of reserve requirements referred to in Section 1.10) or in the interpretation of any law, regulation or applicable accounting principle by any court or government authority charged with the interpretation or administration of any United States federal or state law or foreign law applicable to an Affected Person or by any fiscal, monetary or other authority having jurisdiction over such Affected Person shall (i) subject any Affected Person to any charge or withholding on or with respect to this Agreement or an Affected Person's obligations with respect to Receivable Interests, or change the basis of taxation of payments to any Affected Person or any amounts payable under this Agreement (except for changes in the rate of tax on the overall net income of an Affected Person) or (ii) impose any other condition the result of which is to (x) increase the cost to an Affected Person of agreeing to purchase or purchasing or to lend against or to maintain the ownership of Receivable Interests or (y) reduce the amount of any sum received or receivable by an Affected Person under this Agreement, then, upon demand by such Affected Person (with a copy to the Agent), the Seller shall pay to the Agent for the account of such Affected Person (as a third-party beneficiary), on each Settlement Date following such demand, additional amounts sufficient to compensate such Affected Person for such increased costs or reduction of amounts received, as the case may be. A certificate as to such amounts submitted to the Seller and the Agent by such Affected Person shall be conclusive and binding for all purposes, absent manifest error. Such Affected Person shall use reasonable efforts consistent with its internal policy and legal and regulatory restrictions (including, without limitation, by changing the office from which it agrees to purchase, purchases or maintains its investment in Receivable Interests to another office of such Affected Person regularly available for such purpose) to mitigate the amounts payable pursuant to this Section 1.08(b); provided, however, that nothing in this sentence shall obligate such Affected Person to bear any out-of-pocket expense for which it is not reimbursed by the Seller.

                         (c) If any Affected Person makes a demand for additional amounts pursuant to Section 1.08(a) or (b), then the Seller may, within 30 calendar days after receipt of such demand, by notice to such Affected Person (with a copy to the Agent) designate another Eligible Assignee to purchase and assume the relevant Investor's rights and obligations hereunder and the Agent shall use its best efforts to replace such Investor and any Person providing liquidity or credit enhancement for such Investor with such designated Eligible Assignee under this Agreement and any liquidity or credit enhancement agreement relating to this Agreement and under the Alternate Receivables Purchase Agreement pursuant to documentation reasonably satisfactory to such Investor and the Agent. Any such Eligible Assignee designated by the Seller shall be subject to the approval of the Agent, which approval shall not be unreasonably withheld provided that all of the short-term public senior debt securities of such Eligible Assignee are rated at least A-1 by Standard & Poor's Ratings Group and at least P-1 by Moody's Investors Service, Inc.

                    SECTION 1.09. Security Interest. As collateral security for the performance by the Seller of all the terms, covenants and agreements on the part of the Seller (whether as Seller or otherwise) to be performed under this Agreement or any document delivered in connection with this Agreement in accordance with the terms thereof, including the punctual payment when due of all obligations of the Seller hereunder or thereunder, whether for indemnification payments, fees, expenses or otherwise, the Seller hereby assigns to the Agent for its benefit and the ratable benefit of the Investors, effective on the Initial Purchase Date, and hereby grants to the Agent for its benefit and the ratable benefit of the Investors, a security interest in, all of the Seller's right, title and interest in and to (a) the Originator Purchase Agreement and the Interco Agreement, including, without limitation, (i) all rights of the Seller to receive moneys due or to become due under or pursuant to the Originator Purchase Agreement or the Interco Agreement,
          (ii) all security interests and property subject thereto from time to time purporting to secure payment of monies due or to become due under or pursuant to the Originator Purchase Agreement, (iii) all rights of the Seller to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Originator Purchase Agreement or the Interco Agreement,
          (iv) claims of the Seller for damages arising out of or for breach of or default under the Originator Purchase Agreement or the Interco Agreement and (v) the right of the Seller to compel performance and otherwise exercise all remedies thereunder, (b) all of the Receivables, the Related Security with respect thereto and the Collections, and (c) to the extent not included in the foregoing, all proceeds of any and all of the foregoing (excluding any proceeds representing the purchase price paid by the Seller to any Originator for the purchase or contribution of any of the foregoing).

                    SECTION 1.10. Additional Yield. The Seller shall pay to each Investor, so long as such Investor shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional Yield on the unpaid Invested Amount of each Receivable Interest of such Investor during each Fixed Period in respect of which Yield is computed by reference to the Eurodollar Rate, for such Fixed Period, at a rate per annum equal at all times during such Fixed Period to the remainder obtained by subtracting (i) the Eurodollar Rate for such Fixed Period from (ii) the rate obtained by dividing such Eurodollar Rate referred to in clause (i) above by that percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Investor for such Fixed Period, payable on each date on which Yield is payable on such Receivable Interest. Such additional Yield shall be determined by such Investor and notice thereof given to the Seller through the Agent within 30 days after any Yield payment is made with respect to which such additional Yield is requested. A certificate as to such additional Yield submitted to the Seller and the Agent by such Investor shall be conclusive and binding for all purposes, absent manifest error.


                                      ARTICLE II

                      REPRESENTATIONS AND WARRANTIES; COVENANTS;
                                EVENTS OF TERMINATION

                    SECTION 2.01. Representations and Warranties; Covenants. The Seller hereby makes, as of the Effective Date, the representations and warranties set forth in Exhibit III hereto, and hereby agrees, commencing on the Initial Purchase Date, to perform and observe the covenants set forth in Exhibit IV hereto.

                    SECTION 2.02. Events of Termination. If any of the Events of Termination set forth in Exhibit V hereto shall occur and be continuing, the Agent may, by notice to the Seller, take either or both of the following actions: (x) declare the Facility Termination Date to have occurred (in which case the Facility Termination Date shall be deemed to have occurred), and
          (y) without limiting any right under the Servicer Agreement to replace the Servicer, designate another Person to succeed the Originators as the Servicer; provided that, automatically upon the occurrence of any event described in paragraph (g) of Exhibit V, the Facility Termination Date shall occur. Upon any such declaration or designation or upon any such automatic termination, the Investors and the Agent shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided after default under the UCC and under other applicable law, which rights and remedies shall be cumulative.


                                     ARTICLE III

                                   INDEMNIFICATION

                    SECTION 3.01. Indemnities by the Seller. Without limiting any other rights that the Agent or the Investors or any of their respective Affiliates or agents (each, an "Indemnified Party") may have hereunder or under applicable law, the Seller hereby agrees to indemnify each Indemnified Party from and against any and all claims, losses and liabilities (including reasonable attorneys' fees) (all of the foregoing being collectively referred to as "Indemnified Amounts") arising out of or resulting from this Agreement or the use of proceeds of purchases or reinvestments or the ownership of Receivable Interests or in respect of any Receivable or any Contract, excluding, however, (a) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party, (b) recourse (except as otherwise specifically provided in this Agreement) for uncollectible Receivables or (c) any income taxes or franchise taxes imposed on such Indemnified Party (other than as provided in Section 1.08(b) hereof) by (i) the jurisdiction under the laws of which such Indemnified Party is organized (or any political subdivision thereof), (ii) any jurisdiction in which an office of such Indemnified Party funding or maintaining the ownership of Receivable Interests is located (or any political subdivision thereof), or (iii) any jurisdiction in which such Indemnified Party is already subject to tax, and arising out of or as a result of this Agreement or the ownership of Receivable Interests or in respect of any Receivable or any Contract. Without limiting or being limited by the foregoing, the Seller shall pay on demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from any of the following:

                         (i)  the creation of an undivided percentage
                    ownership interest in any Receivable which purports to be part of the Net Receivables Pool Balance but which is not at the date of the creation of such interest an Eligible Receivable or which thereafter ceases to be an Eligible Receivable;

                           (ii) reliance on any representation or warranty or statement made or deemed made by the Seller (or any of its officers) under or in connection with this Agreement which shall have been incorrect in any material respect when made;

                          (iii)  the failure by the Seller or any
                    Originator to comply with any applicable law, rule or regulation with respect to any Pool Receivable or the related Contract; or the failure of any Pool Receivable or the related Contract to conform to any such applicable law, rule or regulation;

                          (iv)  the failure to vest in the Investors a
                    perfected undivided percentage ownership interest, to the extent of each Receivable Interest, in the Receivables in, or purporting to be in, the Receivables Pool and the Related Security and Collections in respect thereof, free and clear of any Adverse Claim;

                           (v) the failure to have filed, or any delay in filing, financing statements or other similar instru-ments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables in, or purporting to be in, the Receivables Pool and the Related Security and Collec-tions in respect thereof, whether at the time of any purchase or reinvestment or at any subsequent time;

                          (vi)  any dispute, claim, offset or defense
                    (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services or relating to collection activities with respect to such Receivable (if such collection activities were performed by the Seller or any of its Affiliates acting as Servicer);

                          (vii) any failure of the Seller to perform its duties or obligations in accordance with the provisions hereof or to perform its duties or obligations under the Contracts, or any failure of the Servicer (if the Seller or an Affiliate of the Seller) to perform its duties or obligations in accordance with the provisions of the Servicer Agreement;

                         (viii) any products liability or other claim arising out of or in connection with merchandise, insurance or services which are the subject of any Contract;

                          (ix)  the commingling of Collections of Pool
                    Receivables at any time with other funds;

                           (x) any investigation, litigation or proceeding related to this Agreement or the use of proceeds of purchases or reinvestments or the ownership of Receivable Interests or in respect of any Receivable, Related Security or Contract, excluding, however, any investigation, litigation or proceeding brought by any taxing authority with respect to income taxes or franchise taxes of the type described in clause (c) of the first sentence of Section 3.01; or

                          (xi) any claim brought by any Person other than an Indemnified Party arising from any activity by the Seller or any Affiliate of the Seller in servicing, administering or collecting any Receivable.


                                      ARTICLE IV

                                    MISCELLANEOUS

                    SECTION 4.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or consent to any departure by the Seller therefrom shall be effective unless in a writing signed by the Agent, as agent for the Investors, and, in the case of any amendment, also signed by the Seller, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Notwithstanding the foregoing, no amendment or waiver of any provision of this Agreement or consent to any departure by the Seller therefrom shall be effective unless a written statement is obtained from each of the Relevant Rating Agencies that the rating of the Issuer's commercial paper notes will not be downgraded or withdrawn solely as a result of such amendment, waiver or consent. No failure on the part of the Investors or the Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

                    SECTION 4.02. Notices, Etc. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile communication) and faxed or delivered, to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by facsimile shall be effective when sent (and shall be followed by hard copy sent by regular mail), and notices and communications sent by other means shall be effective when received.

                    SECTION 4.03. Assignability. (a) Each Investor may assign to any Eligible Assignee all or a portion of its rights and obligations under this Agreement (including any Receivable Interests or interests therein owned by it); provided, however, that no such assignment shall be made to an Eligible Assignee if, immediately after giving effect thereto, the Seller would be required to pay any additional amounts under Section 1.08(a), 1.08(b) or 4.04(d) that would not otherwise be payable in the absence of such assignment.

                    (b) This Agreement and the rights and obligations of the Agent herein shall be assignable by the Agent and its successors and assigns.

                    (c)  The Seller may not assign its rights or
          obligations hereunder or any interest herein without the prior written consent of the Agent. Notwithstanding the foregoing, no assignment by the Seller of its rights or obligations hereunder shall be effective unless a written statement is obtained from each of the Relevant Rating Agencies that the rating of the Issuer's commercial paper notes will not be downgraded or withdrawn solely as a result of such assignment.

                    (d) Without limiting any other rights that may be available under applicable law, the rights of the Investors may be enforced through them or by their agents.

                    SECTION 4.04. Costs, Expenses and Taxes. (a) In addition to the rights to indemnification granted under Sec-tion 3.01 hereof, the Seller agrees to pay on demand all costs and expenses in connection with the preparation, execution, delivery and administration (including periodic auditing of Receivables) of this Agreement, any asset purchase agreement or similar agreement relating to the sale or transfer of interests in Receivable Interests and the other documents and agreements to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of one collective counsel for the Agent, the Issuer and their respective Affiliates and agents (which counsel shall be the same as the counsel whose fees the Seller has agreed to pay pursuant to Section 4.04(a) of the Alternate Receivables Purchase Agreement) with respect thereto and with respect to advising the Agent, the Issuer and their respective Affiliates and agents as to their rights and remedies under this Agreement, and all costs and expenses, if any (including reasonable counsel fees and expenses), of the Agent, the Investors and their respective Affiliates and agents, in connection with the enforcement of this Agreement and the other documents and agreements to be delivered hereunder.

                    (b) In addition, the Seller shall pay (i) any and all costs and expenses of any issuing and paying agent or other Person responsible for the administration of the Issuer's commercial paper program in connection with the preparation, completion, issuance, delivery or payment of commercial paper notes issued to fund the purchase or maintenance of any Receivable Interest, and (ii) any and all stamp and other taxes and fees payable in connection with the execution, delivery, filing and recording of this Agreement or the other documents or agreements to be delivered hereunder, and agrees to save each Indemnified Party harmless from and against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

                    (c) The Seller also shall pay on demand all other costs, expenses and taxes (excluding income taxes) incurred by the Issuer or any stockholder or agent of the Issuer ("Other Costs"), including the cost of administering the operations of the Issuer, the cost of auditing the Issuer's books by certified public accountants, the cost of rating the Issuer's commercial paper by independent financial rating agencies, the taxes (excluding income taxes) resulting from the Issuer's operations, and the reasonable fees and out-of-pocket expenses of counsel for any stockholder or agent of the Issuer with respect to advising as to rights and remedies under this Agreement, the enforcement of this Agreement or advising as to matters relating to the Issuer's operations; provided that the Seller and any other Persons who from time to time sell receivables or interests therein to the Issuer ("Other Sellers") each shall be liable for such Other Costs ratably in accordance with the usage under their respective facilities; and provided further that if such Other Costs are attributable to the Seller and not attributable to any Other Seller, the Seller shall be solely liable for such Other Costs.

                    (d) Subject to Section 4.04(f), any and all payments made under this Agreement shall be made free and clear of and without deduction for any and all present or future Taxes. If any amount of Taxes shall be required by law to be deducted from or in respect of any sum payable hereunder to any non-U.S. Investor or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this section 4.04(d)), such non-U.S. Investor or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Seller shall make such deductions and (iii) the Seller shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                    (e) Each non-U.S. Investor and the Agent, on or prior to the date of its execution and delivery of this Agreement in the case of the Agent and on the date of the assignment pursuant to which it becomes an Investor in the case of each non-U.S. Investor, and from time to time thereafter if requested in writing by the Seller (unless such non-U.S. Investor can no longer lawfully do so due to a change in law subsequent to the date it became an Investor hereunder), shall provide the Seller with Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such non-U.S. Investor is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest to zero or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States.

                    (f) For any period with respect to which a non-U.S. Investor has failed to provide the Seller with the appropriate form described in Section 4.04(e) (other than if such failure is due to a change in law occurring subsequent to the date on which a form originally was required to be provided), such non-U.S. Investor shall not be entitled to payments of additional amounts under Section 1.08(b) or 4.04(d).

                    SECTION 4.05. CL-NY and Affiliates. CL-NY and its Affiliates may generally engage in any kind of business with the Seller or any Obligor, any of their respective Affiliates and any Person who may do business with or own securities of the Seller or any Obligor or any of their respective Affiliates, all as if CL-NY were not the Agent and without any duty to account therefor to the Investors.

                    SECTION 4.06. No Proceedings. Each of the Seller, the Agent, the Servicer, each Investor, each assignee of a Receivable Interest or any interest therein and each entity which enters into a commitment to purchase Receivable Interests or interests therein hereby agrees that it will not institute against, or join any other person in instituting against, the Issuer any proceeding of the type referred to in paragraph (g) of Exhibit V so long as any commercial paper issued by the Issuer shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such commercial paper shall have been outstanding.

                    SECTION 4.07. Confidentiality. Unless otherwise required by applicable law, the Seller agrees to maintain the confidentiality of this Agreement (and all drafts thereof) in communications with third parties and otherwise; provided that this Agreement may be disclosed to (a) third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to the Agent, and (b) the Seller's legal counsel and auditors (who shall also be subject to the terms of this confidentiality provision).

                    SECTION 4.08. Integration. This Agreement contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire Agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

                    SECTION 4.09. Construction of the Agreement. The parties hereto intend that the purchase and sale of Receivable Interests from the Seller to the Issuer be treated as a sale of such Receivable Interests and the proceeds thereof, and the parties hereto shall reflect the purchase and sale of Receivable Interests in their respective books and records and financial statements as a purchase and sale. However, if a determination is made that such transfer shall not be so treated, this Agreement shall be deemed to constitute a security agreement and the transactions effected hereby shall be deemed to constitute a secured financing in each case under applicable law and to that end, the Seller hereby grants to the Agent, for the benefit of the Investors, a security interest in the Receivable Interests so transferred to secure its obligations hereunder.

                    SECTION 4.10. Right of Set-Off. (a) Without limiting the foregoing, CL-NY is hereby authorized by the Seller at any time and from time to time, to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by CL-NY to or for the credit or the account of the Seller, against any and all obligations of the Seller now or hereafter existing under this Agreement, to any Affected Party, any Indemnified Party or any Investor, or their respective successors and assigns.

                    (b) CL-NY agrees that if it shall, through the exercise by it of a right of setoff under this Section 4.10, obtain payment with respect to any obligation of the Seller now or hereafter existing under this Agreement to any Affected Party, any Indemnified Party or any Investor, or any of their respective successors and assigns, which payment results in CL-NY receiving more than its pro rata share of the aggregate payments or reductions of all obligations of the Seller now or hereafter existing under this Agreement, it shall be deemed to have simultaneously purchased from the Investors a participation in the obligations or interests held by such Investors so that the amount of unpaid obligations or interests or participations therein held by CL-NY and the Investors shall be pro rata. If all or any portion of any such excess payment is thereafter recovered from CL-NY, the purchase provided for herein shall be deemed to have been rescinded to the extent of such recovery without interest.

                    SECTION 4.11. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF), EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE INTERESTS OF THE INVESTORS IN THE RECEIVABLES, THE ORIGINATOR PURCHASE AGREEMENT, THE INTERCO AGREEMENT OR REMEDIES HEREUNDER, IN RESPECT THEREOF, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

                    SECTION 4.12. No Recourse. The obligations of the Issuer under this Agreement are solely the corporate obligations of the Issuer. No recourse shall be had for the payment of any amount owing by the Issuer under this Agreement, or for the payment by the Issuer of any fee in respect hereof or any other obligation or claim of or against the Issuer arising out of or based on this Agreement, against Lord or against any stockholder, employee, officer, director or incorporator of the Issuer. For purposes of this Section 4.12, the term "Lord" shall mean and include Lord Securities Corporation, a Delaware corporation, and all affiliates thereof and any employee, officer, director, incorporator, stockholder or beneficial owner of any of them; provided, however, that the Issuer shall not be considered to be an affiliate of Lord for purposes of this Section 4.12.

                    SECTION 4.13. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

                    SECTION 4.14. Survival of Termination. The provisions of Sections 1.08, 3.01, 4.04, 4.06 and 4.07 shall survive any termination of this Agreement.

                    SECTION 4.15. Restatement of Originator Purchase Agreement. Pursuant to paragraph (n) of Exhibit IV to the Original Agreement, the Agent hereby consents to the amendment and restatement, as of the Effective Date, of the Originator Purchase Agreement and Amendment No. 1, dated as of the Effective Date, to the Interco Agreement, in each case in the form delivered to the Agent pursuant to paragraph 2(n) of Exhibit II to this Agreement.

               SECTION 4.16. References to the Agreement. Each reference in each document delivered pursuant to the Original Agreement (including, without limitation, the Certificate of Assignment) to the "Receivables Purchase Agreement, dated as of November 15, 1994" shall mean and be a reference to this Agreement, as the same may be amended or restated from time to time.



                    IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

               SELLER:             INTERCO RECEIVABLES CORP.


                                   By:  Lynn Chipperfield
                                        -------------------------------
                                        Name:     Lynn Chipperfield
                                        Title:    Vice President
                                   101 South Hanley Road
                                   St. Louis, Missouri 63105
                                   Facsimile No.: (314) 863-5306

               ISSUER:             ATLANTIC ASSET SECURITIZATION CORP.

                                   By:  Credit Lyonnais New York Branch, as
                                           Attorney-in-Fact


                                        By:  Jonathan Kaplan
                                             ---------------------------
                                             Name:     Jonathan Kaplan
                                             Title:    Vice President
                                        1301 Avenue of the Americas
                                        New York, New York  10019
                                        Facsimile No.:  (212) 459-3258

               AGENT:              CREDIT LYONNAIS NEW YORK BRANCH


                                   By:  Jonathan Kaplan
                                        ----------------------------------
                                        Name:     Jonathan Kaplan
                                        Title:    Vice President
                                   1301 Avenue of the Americas
                                   New York, New York  10019
                                   Facsimile No.:  (212) 459-3258





                                      EXHIBIT I

                                     DEFINITIONS


                    As used in the Agreement (including its Exhibits), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                    "Action" means Action Industries, Inc., a Virginia corporation.

                    "Advances Outstanding" has the meaning given that term in the Subordinated Loan Agreement.

                    "Adverse Claim" means a lien, security interest or other charge or encumbrance, or any other type of preferential arrangement.

                    "Affected Person" has the meaning assigned to that term in Section 1.08(a).

                    "Affiliate" means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person; provided, however, that with respect to Broyhill, Lane, Action, Thomasville and the Seller, the term "Affiliate" shall be deemed not to include any Apollo Entity.

                    "Affiliated Obligor" means any Obligor that is an Affiliate of another Obligor.

                    "Agent's Account" means the special account (account number 01-25680-0001-00-001) of the Agent maintained at the office of the Agent, ABA No. 026-008073, in New York, New York for the benefit of the Investors.

                    "Aggregate Invested Amount" at any time means the sum of the outstanding Invested Amount of all Receivable Interests plus the outstanding "Invested Amount" of all "Receivable Interests" under the Alternate Receivables Purchase Agreement.

                    "Alternate Base Rate" means a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the highest of:

                         (a) the rate of interest established by CL-NY from time to time as its base rate;

                         (b) 1/2 of one percent above the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business
                    Day) for the three-week period ending on the previous Friday by CL-NY on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by CL-NY from three New York certificate of deposit dealers of recognized standing selected by CL-NY, in either case adjusted to the nearest 1/4 of one percent or, if there is no nearest 1/4 of one percent, to the next higher 1/4 of one percent; and

                         (c)  the Federal Funds Rate.

                    "Alternate Receivables Purchase Agreement" means the Alternate Receivables Purchase Agreement, dated as of November 15, 1994, as amended and restated as of the Effective Date, among the Seller, CL-NY and the Agent, as the same may, from time to time, be further amended, modified or supplemented.

                    "Apollo Entity" means any of (i) Apollo Advisors, L.P.,
          (ii) Lion Advisors, L.P., (iii) any accounts managed by Apollo Advisors, L.P. or Lion Advisors, L.P. and (iv) any Person directly or indirectly in control of, controlled by, or under common control with Apollo Advisors, L.P. or Lion Advisors, L.P., other than Broyhill, Lane, Action, Thomasville, the Seller or Interco and any of their respective Subsidiaries.

                    "Assignee Rate" for any Fixed Period for any Receivable Interest means an interest rate per annum equal to the Eurodollar Rate for such Fixed Period; provided, however, that in the case of

                         (i) any Fixed Period on or prior to the first day of which an Investor shall have notified the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Investor to fund such Receivable Interest at the Assignee Rate set forth above (and such Investor not have subsequently notified the Agent that such circumstances no longer exist),

                         (ii) any Fixed Period of one to (and including) 29 days (but provided, however, that a Fixed Period running from one day of a month to the numerically corresponding day of the following month shall be considered to be one month, regardless of the number of days therein), or

                         (iii)     any Fixed Period for a Receivable
                    Interest the Invested Amount of which allocated to the Investors is less than $500,000,

          the "Assignee Rate" for each such Fixed Period shall be an interest rate per annum equal to the Alternate Base Rate in effect on the first day of such Fixed Period.

                    "Average Maturity" means at any time that period of days equal to the weighted average maturity of the Pool Receivables calculated by the Servicer in the then most recent Seller Report; provided if the Agent shall disagree with any such calculation, the Agent may recalculate such Average Maturity in a commercially reasonable manner in accordance with industry practice.

                    "Bank Credit Agreement" means the Credit Agreement dated as of November 17, 1994, as amended and restated as of December 29, 1995, among Interco, Broyhill, Lane, Thomasville, the banks named therein and Bankers Trust Company, as agent.

                    "Broyhill" means Broyhill Furniture Industries, Inc., a North Carolina corporation.

                    "Business Day" means any day on which (i) banks are not authorized or required to close in New York City and (ii) if this definition of "Business Day" is utilized in connection with the Eurodollar Rate, dealings are carried out in the London interbank market.

                    "Capitalized Lease Obligations" of any Person shall mean all rental obligations which, under generally accepted accounting principles, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.

                    "Collection Delay Period" means 10 days or such other number of days as the Agent may select upon three Business Days' notice to the Seller.

                    "Collections" means, with respect to any Receivable,
          (a) all funds which are received by the Seller or the Servicer in payment of any amounts owed in respect of such Receivable (including, without limitation, purchase price, finance charges, interest and all other charges), or applied to amounts owed in respect of such Receivable (including, without limitation, insurance payments, payments under letters of credit with respect to such Receivable and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related Obligor or any other party directly or indirectly liable for the payment of such Receivable and available to be applied thereon), (b) all Collections deemed to have been received pursuant to Section 1.04 and (c) all other proceeds of such Receivable.

                    "Consolidated EBIT" means, for any period, the Consolidated Net Income of Interco and its Restricted Subsidiaries, determined on a consolidated basis, before Consolidated Net Interest Expense (to the extent deducted in arriving at Consolidated Net Income) and provision for taxes or gains or losses from sales of assets other than inventory sold in the ordinary course of business, in each case that were included in arriving at Consolidated Net Income.

                    "Consolidated EBITDA" means, for any period, Consolidated EBIT, adjusted by adding thereto the amount of all amortization of intangibles and depreciation, in each case that were deducted in arriving at Consolidated EBIT for such period.

                    "Consolidated Net Income" means, for any period, the net after tax income of Interco and its Restricted Subsidiaries determined on a consolidated basis, minus cash Dividends paid in respect of Disqualified Preferred Stock, without giving effect to any extraordinary gains or losses.

                    "Consolidated Net Interest Coverage Ratio" for any period means the ratio of Consolidated EBITDA to Consolidated Net Interest Expense for such period.

                    "Consolidated Net Interest Expense" means, for any period, the total consolidated interest expense of Interco and its Restricted Subsidiaries for such period (calculated without regard to any limitations on the payment thereof) plus, without duplication, that portion of Capitalized Lease Obligations of Interco and its Restricted Subsidiaries representing the interest factor for such period, and capitalized interest expense, plus,
          (i) all cash fees, service charges and other costs, as well as all collections or other amounts retained by the Agent, the Issuer and the "Banks" under the Alternate Receivables Purchase Agreement which are in excess of amounts paid to the Seller under the Agreement and the Alternate Receivables Purchase Agreement for the purchase of receivables thereunder, and (ii) the product of (x) the amount of all cash Dividend requirements (whether or not declared or paid) on Disqualified Preferred Stock paid, accrued or scheduled to be paid or accrued during such period, times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated Federal, state, local and foreign tax rate (expressed as a decimal number between one and zero) of Interco as reflected in the audited consolidated financial statements of Interco for its most recently completed Fiscal Year, which amounts described in the preceding clauses (i) and (ii) shall be treated as interest expense of Interco and its Restricted Subsidiaries for purposes of this definition regardless of the treatment of such amounts under generally accepted accounting principles, in each case net of the total consolidated cash interest income of Interco and its Restricted Subsidiaries for such period, but excluding the amortization of any deferred financing costs and all amounts in respect of the Interest Rate Protection Agreements, all determined on a consolidated basis.

                    "Contract" means an agreement between an Originator and any Obligor, pursuant to or under which such Obligor shall be obligated to make payments to such Originator for merchandise, insurance or services from time to time.

                    "Courtesy Receivable" means a Receivable which arises out of the provision of transportation services but does not arise out of the transportation of goods shipped by an Originator to an Obligor.

                    "CP Rate" for any Fixed Period for any Receivable Interest means an interest rate per annum equal to the per annum yield equivalent to the published discount for one-month commercial paper issued by firms whose bonds are rated AA by Standard & Poor's Corporation (or the equivalent), which is reported for the first day of such Fixed Period in "Selected Interest Rates" (Publication H.15 (519)), Federal Reserve Statistical Release, published by the Board of Governors of the Federal Reserve System (or successor publication) (or, if such yield is not published, such other rate as the Agent and the Seller shall agree to in writing).

                    "Credit and Collection Policy" means those receivables credit and collection policies and practices of the Seller in effect on the date of the Agreement and described in Schedule II hereto, as modified in compliance with the Agreement.

                    "Cumulative Consolidated EBITDA" means, at any date, an amount determined on a cumulative basis of Consolidated EBITDA for each Fiscal Year ending on or prior to such date, beginning with Fiscal Year 1996.

                    "Daily Settlement Trigger" means the occurrence of any of the following:

                    (a) The Consolidated Net Interest Coverage Ratio for any period of four consecutive fiscal quarters (or, if shorter, the period beginning on January 1, 1996 and ended on the last day of a fiscal quarter ended after the Effective Date), in each case taken as one accounting period, ended on the last day of a fiscal quarter set forth below, shall be less than the amount set forth opposite such period below:

                    Fiscal Quarter                    Ratio
                    --------------                    -----

                    March 1996                    1.83 : 1.00
                    June 1996                     2.07 : 1.00
                    September 1996                2.51 : 1.00
                    December 1996                 2.51 : 1.00

                    March 1997                    2.62 : 1.00
                    June 1997                     2.62 : 1.00
                    September 1997                2.62 : 1.00
                    December 1997                 2.92 : 1.00

                    March 1998                    3.00 : 1.00
                    June 1998                     3.09 : 1.00
                    September 1998                3.19 : 1.00
                    December 1998                 3.29 : 1.00

                    March 1999                    3.37 : 1.00
                    June 1999                     3.42 : 1.00
                    September 1999                3.47 : 1.00
                    December 1999                 3.57 : 1.00

                    March 2000                    3.66 : 1.00
                    June 2000                     3.71 : 1.00
                    September 2000                3.76 : 1.00
                    December 2000 and thereafter  3.86 : 1.00

                    (b) The Consolidated EBITDA for any period of four consecutive fiscal quarters (or, if shorter, the period beginning on January 1, 1996 and ended on the last day of a fiscal quarter ended after the Effective Date), in each case taken as one accounting period, ended on the last day of a fiscal quarter set forth below, shall be less than the amount set forth opposite such period below:

                    Fiscal Quarter                Amount
                    --------------                ------

                    March 1996              $ 30,000,000
                    June 1996               $ 65,000,000
                    September 1996          $105,000,000
                    December 1996           $145,000,000

                    March 1997              $147,500,000
                    June 1997               $150,000,000
                    September 1997          $152,500,000
                    December 1997           $155,000,000

                    March 1998              $158,000,000
                    June 1998               $162,000,000
                    September 1998          $166,000,000
                    December 1998           $170,000,000

                    March 1999              $172,500,000
                    June 1999               $175,000,000
                    September 1999          $177,500,000
                    December 1999           $180,000,000

                    March 2000              $182,500,000
                    June 2000               $185,000,000
                    September 2000          $187,500,000
                    December 2000
                       and thereafter       $190,000,000

                    (c) The Leverage Ratio at any time shall be greater than the ratio set forth opposite the fiscal quarter most recently ended as set forth below:

                    Fiscal Quarter                Ratio
                    --------------                -----

                    December 1996                 4.52 : 1.00

                    March 1997                    4.52 : 1.00
                    June 1997                     4.29 : 1.00
                    September 1997                4.29 : 1.00
                    December 1997                 4.08 : 1.00

                    March 1998                    4.06 : 1.00
                    June 1998                     3.86 : 1.00
                    September 1998                3.86 : 1.00
                    December 1998                 3.65 : 1.00

                    March 1999                    3.62 : 1.00
                    June 1999                     3.62 : 1.00
                    September 1999                3.62 : 1.00
                    December 1999                 3.41 : 1.00

                    March 2000                    3.37 : 1.00
                    June 2000                     3.17 : 1.00
                    September 2000                2.96 : 1.00
                    December 2000 and thereafter  2.96 : 1.00

                    (d) The Cumulative Consolidated EBITDA ending during any Fiscal Year (beginning with Fiscal Year 1997) set forth below shall be less than the amount set forth opposite such period below:

                    Period                        Amount
                    ------                        ------

                    1997                    $315,000,000
                    1998                    $490,000,000
                    1999                    $665,000,000
                    2000 and thereafter     $890,000,000

          provided that, from and after the first date upon which Interco or any of the Originators shall have used more than $50,000,000 of Net Cash Proceeds from sales or issuances of equity of Interco (including pursuant to any exercise of the Interco Warrants, any exercise of any stock options and the issuance of any Preferred Stock) to repay Term Loans under the Bank Credit Agreement pursuant to Sections 4.01, 4.02(e) and/or 4.02(f) of the Bank Credit Agreement, and shall have furnished a certificate to the Administrative Agent under the Bank Credit Agreement (with a copy to the Agent) showing in reasonable detail the amount of such applications pursuant to the respective such Sections, then each of the amounts required by this clause (d) shall be reduced (i) by $15,000,000 if the principal amount of Term Loans so repaid with such Net Cash Proceeds from equity issuances is greater than $50,000,000 but less than or equal to $75,000,000 or (ii) by $20,000,000 if the principal amount of Term Loans so repaid with such Net Cash Proceeds from equity issuances is greater than $75,000,000;

                    (e)  The Net Dilution Ratio shall be greater than 7%;

                    (f)  The Default Ratio shall be greater than 7%;

                    (g) Any Event of Termination shall occur under paragraph (e) or (g) of Exhibit V; or

                    (h) The Originators shall have repurchased Receivables (pursuant to indemnity provisions or otherwise) from the Seller in an aggregate amount exceeding $17,500,000 in any Fiscal Year.

                     Deemed Uncollectible Ratio means the ratio (expressed as a percentage) computed as of the last day of each fiscal month of the Originators by dividing (i) the sum of (x) three times the aggregate Outstanding Balance of all Originator Receivables originated by Lane, Action or Broyhill that met the requirements of clauses (ii) or (iii) (but not clause (i)) of the definition of Defaulted Receivable on such day or on the last day of any of the immediately preceding six fiscal months (in the case of Receivables originated by Broyhill) or eight fiscal months (in the case of Receivables originated by Lane or Action) (such amounts with respect to preceding fiscal months to be computed net of recoveries on such Defaulted Receivables received on or prior to such day) plus (y) if such computation is for a fiscal month prior to December 1996, one times, and otherwise, three times, the aggregate Outstanding Balance of all Originator Receivables originated by Thomasville that met the requirements of clauses (ii) or (iii) (but not clause (i)) of the definition of Defaulted Receivable on such day or on the last day of any of the immediately preceding seven fiscal months (such amounts with respect to preceding fiscal months to be computed net of recoveries on such Defaulted Receivables received on or prior to such day) by (ii) the aggregate Outstanding Balance of all Originator Receivables on such day. For purposes of this definition, the terms Outstanding Balance and Defaulted Receivable shall be interpreted as if all references in the definitions thereof to Receivables were references to
           Originator Receivables.

                    "Default Ratio" means the ratio (expressed as a percentage) computed as of the last day of each fiscal month of the Originators by dividing (i) the aggregate Outstanding Balance of all Originator Receivables that met the requirements of clause (i) of the definition of Defaulted Receivable on such day by (ii) the aggregate Outstanding Balance of all Originator Receivables on such day. For purposes of this definition, the terms "Outstanding Balance" and "Defaulted Receivable" shall be interpreted as if all references in the definitions thereof to "Receivables" were references to "Originator Receivables."

                    "Defaulted Receivable" means a Receivable:

                         (i) as to which any payment, or part thereof, remains unpaid for over 90 days from the original due date for such payment;

                           (ii) which is not a Priority DIP Receivable and as to which the Obligor thereof or any other Person obligated thereon or owning any Related Security in respect thereof has taken any action, or suffered any event to occur, of the type described in paragraph (g) of Exhibit V; or

                          (iii)  which, consistent with the Credit and
                    Collection Policy (as in effect at the time of the creation of such Receivable), is deemed uncollectible.

                    "Designated Obligor" means, at any time, each Obligor except any such Obligor as to which the Agent has, at least three Business Days prior to the date of determination, given notice to the Seller that such Obligor shall not be considered a Designated Obligor by reason of the fact that in the reasonable opinion of the Agent any one of the following shall exist as to such
          Obligor: (i) the timely collectibility of the Receivables of such Obligor has been impaired by reason of a material adverse change in the financial condition, business, operations or prospects of such Obligor, or (ii) such Obligor has demonstrated an inconsistent payment history and in the reasonable opinion of the Agent such inconsistent payment history materially impairs the Agent's ability to rely on timely payment by such Obligor in the future, or (iii) such Obligor is in a class of Obligors which do not meet criteria of purchasers generally applicable to obligors for companies which are similarly situated as the Seller and which are selling receivables or undivided interests therein in similar transactions. Unless the Agent shall hereafter notify the Seller to the contrary, Trimble-Western Furniture Inc. shall not be a Designated Obligor.

                    "Dilution" means, with respect to any Originator Receivable, the aggregate amount of (i) any reductions or adjustments in the Outstanding Balance of such Originator Receivable as a result of any defective, rejected, returned, repossessed or foreclosed merchandise or services or any cash discount, credit memo, rebate, cooperative advertising, chargeback or other adjustment, dispute or setoff and (ii) any unresolved disputes relating to such Originator Receivable, which have not yet resulted in the reduction or adjustment of the Outstanding Balance of such Originator Receivable.

                    "Dilution Reserve" for any Receivable Interest at any time means an amount equal to the product of (i) the Invested Amount of such Receivable Interest on such date multiplied by
          (ii) the greater of (a) 3% and (b) the sum of three times the Net Dilution Ratio plus two times the difference between the Gross Dilution Ratio and the Net Dilution Ratio as of the last day of the preceding fiscal month.

                    "Effective Date" means December 29, 1995.

                    "Eligible Assignee" means CL-NY, any of its Affiliates, any Person managed by CL-NY or any of its Affiliates, or any financial or other institution acceptable to the Agent.

                    "Eligible Foreign Receivable" means a Receivable meeting all of the criteria set forth in either of the following clauses:

                         (i)  the payment of such Receivable is fully
                    supported by a letter of credit issued by an office or branch located in the United States of an Eligible LOC Bank, the Agent holds a first priority, perfected security interest in such letter of credit and the issuer of such letter of credit has been notified of such security interest; or

                         (ii) the Obligor of such Receivable is a Canadian resident, the Agent holds a first priority, perfected security interest in such Receivable which is enforceable under applicable Canadian law, the Agent has received an opinion of Canadian counsel for the Seller, in form and substance satisfactory to the Agent, as to perfection, enforcement, taxes and such other matters as the Agent may reasonably request, and all of the Relevant Rating Agencies shall have notified the Agent that the purchase of Receivables of the type described in this clause (ii) will not result in a reduction or withdrawal of their respective ratings on the commercial paper issued by the Issuer;

          provided, however, that the aggregate Outstanding Balance of Eligible Foreign Receivables which shall be considered Eligible Receivables shall not at any time exceed an amount equal to 10% of the Purchase Limit.

                    "Eligible July Receivable" means a Receivable in existence at the close of business on the last day of the June fiscal month or arising during the July fiscal month meeting all of the criteria set forth in any one of the following clauses:

                         (i) such Receivable satisfies all of the criteria set forth in the definition of Eligible Receivable (without regard to the proviso therein) except that the Obligor of such Receivable is a government or a governmental subdivision or agency;

                         (ii) such Receivable satisfies all of the criteria
                    set forth in the definition of Eligible Receivable (without regard to the proviso therein) except that the Obligor of such Receivable is not a United States resident and such Receivable is not an Eligible Foreign Receivable; or

                         (iii) the Seller has requested, and the CCA Depositors (as defined in the LAPA) have approved, in their sole discretion, the classification of such Receivable as an Eligible July Receivable.

                    "Eligible LOC Bank" means a commercial bank which
          (i) has an office or branch in the United States and (ii) has combined capital and surplus of at least $250,000,000.

                    "Eligible Receivable" means, at any time, a Receivable:

                         (i)  the Obligor of which is a United States
                    resident (unless such Receivable is an Eligible Foreign Receivable), is not an Affiliate of any of the parties hereto, and is not a government or a governmental subdivision or agency;

                           (ii) the Obligor of which, at the time of the initial creation of an interest therein under the Agreement, is a Designated Obligor;

                          (iii) which at the time of the initial creation of an interest therein under the Agreement is not a Defaulted Receivable;

                          (iv) which, according to the Contract related thereto, is required to be paid in full (A) within 120 days of the original billing date therefor, (B) later than 120 days but within 150 days of the original billing date therefor, but only (x) if such Receivable was originated by Lane or Action and (y) to the extent that the Outstanding Balance of such Receivable at the time of the initial creation of an interest therein under the Agreement, when aggregated with the Outstanding Balance of all other Pool Receivables originated by Lane or Action and having similar payment terms, does not exceed $23,000,000, or (C) later than 150 days but within 180 days of the original billing date therefor, but only (x) if such Receivable was originated by Lane or Action and (y) to the extent that the Outstanding Balance of such Receivable at the time of the initial creation of an interest therein under the Agreement, when aggregated with the Outstanding Balance of all other Pool Receivables originated by Lane or Action and having similar payment terms, does not exceed $7,000,000;

                          (v)  which is an "account" or "general
                    intangible" within the meaning of the UCC of the applicable jurisdictions governing the perfection of the interest created by a Receivable Interest;

                         (vi) which was generated in the ordinary course of an Originator's business and does not constitute a Courtesy Receivable;

                         (vii) which is denominated and payable only in United States dollars in the United States;

                        (viii) which arises under a Contract which is substantially in the form of the form of contract or the form of invoice (in the case of any open account agreement) previously approved by the Agent; and which Contract, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor of such Receivable to pay a determinable amount and which is not subject to any dispute, offset, counterclaim or defense whatsoever (except payments for cooperative advertising and the potential discharge in bankruptcy of such Obligor);

                          (ix) which, together with the Contract related thereto, does not contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to usury, consumer protection, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no party to the Contract related thereto is in violation of any such law, rule or regulation in any material respect if such violation would impair the collectibility of such Receivable;

                           (x) which satisfies all applicable requirements of the Credit and Collection Policy in a manner not materially less stringent than the Credit and Collection Policy in effect on the date of the Original Agreement (as to Lane, Action or Broyhill) or on the Effective Date (as to Thomasville ); provided, however, that for purposes of this definition, any change in the Credit and Collection Policy notified to the Agent pursuant to subsection (f) of Exhibit IV by the Seller and not objected to within 30 Business Days of such notice, shall be deemed "not materially less stringent";

                        (xi) which complies with such other criteria and requirements (other than those relating to the collectibility of such Receivable) as the Agent may from time to time specify to the Seller upon 30 days' notice; provided that such criteria and requirements are specified in good faith, take into account current market conditions, and are for the purpose of not permitting the condition of the Receivables, taken as a whole, to drop below the condition thereof as at the date of the execution of the Original Agreement (as to Lane, Action or Broyhill) or as of the Effective Date (as to Thomasville); and

                       (xii) the sale or transfer of which does not contravene or conflict with any law;

          provided, however, that for purposes of the computation of the Net Receivables Pool Balance during the period from (and including) the first day of the July fiscal month in any year through (and including) the last day of the July fiscal month in any year, "Eligible Receivables" shall include Eligible July Receivables having an Outstanding Balance not in excess of an amount which will result in July Availability equal to $25,000,000.

                    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                    "ERISA Affiliate" means any trade or business (whether or not incorporated) which together with the Seller would be treated as a single employer under the provisions of Title I or Title IV of ERISA.

                    "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                    "Eurodollar Rate" means, for any Fixed Period, an interest rate per annum (expressed as a decimal and rounded upwards, if necessary, to the nearest one hundredth of a percentage point) equal to the offered rate per annum for deposits in U.S. dollars in a principal amount of not less than $1,000,000 for such Fixed Period as of 11:00 A.M., London time, two Business Days before the first day of such Fixed Period, which appears on the display designated as "Page 3750" on the Telerate Service (or such other page as may replace "Page 3750" on that service for the purpose of displaying London interbank offered rates of major banks) (the "Telerate LIBO Page"); provided that if on any Business Day on which the Eurodollar Rate is to be determined, no offered rate appears on the Telerate LIBO Page, the Agent will request the principal London office of each of Credit Lyonnais and Citibank, N.A. (the "Eurodollar Reference Banks"), to provide the Agent with its quotation at approximately 11:00 A.M., London time, on such date of the rate per annum it offers to prime banks in the London interbank market for deposits in U.S. dollars for the requested Fixed Period in an amount substantially equal to the Invested Amount associated with such Fixed Period and, if these two quotations are provided, the Eurodollar Rate shall be equal to the average (rounded upwards, if necessary, to the nearest one hundredth of a percentage point) of such rates; if the Eurodollar Reference Banks do not furnish timely information to the Agent for determining the Eurodollar Rate, then the Eurodollar Rate shall be considered to be the Alternate Base Rate for such Fixed Period.

                    "Eurodollar Rate Reserve Percentage" of any Investor for any Fixed Period means the reserve percentage applicable two Business Days before the first day of such Fixed Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) (or if more than one such percentage shall be applicable, the daily average of such percentages for those days in such Fixed Period during which any such percentage shall be so applicable) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Investor with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Liabilities is determined) having a term equal to such Fixed Period.

                    "Event of Termination" has the meaning specified in
          Exhibit V.

                    "Facility Termination Date" means the earliest of (a) December 29, 2000 or (b) the date determined pursuant to Section
          2.02 or (c) the date the Purchase Limit reduces to zero pursuant to Section 1.01(b).

                    "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

                    "Fiscal Year" means each fiscal year of Interco ending on December 31 of each calendar year.

                    "Fixed Period" means, with respect to any Receivable
          Interest:

                         (a) in the case of any Fixed Period in respect of which Yield is computed by reference to the CP Rate, a period from each Rate Determination Date for such Receivable Interest to the next succeeding Rate Determination Date for such Receivable Interest; and

                         (b) in the case of any Fixed Period in respect of which Yield is computed by reference to the Assignee Rate, initially the period commencing on the date of purchase of such Receivable Interest and ending such number of days as the Seller shall select and the Agent shall approve; and thereafter each period commencing on the last day of the immediately preceding Fixed Period for such Receivable Interest and ending such number of days as the Seller shall select and the Agent shall approve, in each case on notice by the Seller received by the Agent (including notice by telephone, confirmed in writing) not later than (x) 12:00 noon (New York City time) on the third Business Day preceding the date of purchase or such last day, if Yield is to be computed by reference to the Eurodollar Rate, or (y) 11:00 A.M. (New York City time) on the date of purchase or such last day, if Yield is to be computed by reference to the Alternate Base Rate, except that if the Agent shall not have received such notice or approved such period on or before 11:00 A.M. (New York City time) on the date of purchase or such last day, such period shall be one day;

          provided that (with respect to both clauses (a) and (b) above):

                         (i) any Fixed Period in respect of which Yield is
                    computed by reference to the Alternate Base Rate shall be a period from one to and including 29 days, as the Seller may select as provided above, and any Fixed Period in respect of which Yield is computed by reference to the Eurodollar Rate shall be a period of one month;

                           (ii) any Fixed Period (other than of one day)
                    which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day (provided, however, if Yield in respect of such Fixed Period is computed by reference to the Eurodollar Rate, and such Fixed Period would otherwise end on a day which is not a Business Day, and there is no subsequent Business Day in the same calendar month as such day, such Fixed Period shall end on the next preceding Business Day);

                          (iii) in the case of any Fixed Period of one day,
                    (A) if such Fixed Period is the initial Fixed Period for a Receivable Interest, such Fixed Period shall be the day of purchase of such Receivable Interest; (B) any subsequently occurring Fixed Period which is one day shall, if the immediately preceding Fixed Period is more than one day, be the last day of such immediately preceding Fixed Period, and, if the immediately preceding Fixed Period is one day, be the day next following such immediately preceding Fixed Period; and
                    (C) if such Fixed Period occurs on a day immediately preceding a day which is not a Business Day, such Fixed Period shall be extended to the next succeeding Business Day; and

                           (iv) in the case of any Fixed Period for any Receivable Interest which commences before the Termina-tion Date for such Receivable Interest and would otherwise end on a date occurring after such Termination Date, such Fixed Period shall end on such Termination Date and the duration of each Fixed Period which commences on or after the Termination Date for such Receivable Interest shall be of such duration as shall be selected by the Agent.

                    "Gross Dilution Ratio" means, on the last day of any fiscal month of the Originators, the ratio (expressed as a percentage) computed by dividing (i) the balance of all Originator Receivables representing resolved or unresolved Dilutions during such month by (ii) the aggregate Outstanding Balance of all Originator Receivables on such day; provided, however, that the balance of all Originator Receivables originated by Thomasville representing resolved or unresolved Dilutions during any fiscal month shall be deemed to be an amount equal to the sum, for the prior seven months, of the amount deducted for Dilution from the Outstanding Balance of all Originator Receivables originated by Thomasville. For purposes of this definition, the term "Outstanding Balance" shall be interpreted as if all references in the definition thereof to "Receivables" were references to "Originator Receivables."

                    "Indebtedness" shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the maximum amount available to be drawn under all letters of credit issued for the account of such Person and all unpaid drawings in respect of such letters of credit, (iii) all Indebtedness of the types described in clause (i), (ii), (iv), (v), (vi) or (vii) of this definition secured by any Adverse Claim on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person (to the extent of the value of the respective property), (iv) the aggregate amount required to be capitalized under leases under which such Person is the lessee, (v) all obligations of such Person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vi) all obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of kinds referred to in clauses (i) through (v) above or in clause (vii), and (vii) all obligations under any Interest Rate Protection Agreement or under any similar type of agreement. In addition to the foregoing, for the purposes of calculating Consolidated Debt and making adjustments on a Pro Forma Basis, the Invested Amount under the Agreement and the "Invested Amount" under the Alternate Receivables Purchase Agreement shall constitute Indebtedness.

                    "Initial Purchase Date" means November 17, 1994; provided, however, that when used in connection with Receivables originated by Thomasville , Initial Purchase Date shall mean the Effective Date.

                    "Interco" means Interco Incorporated, a Delaware corporation.

                    "Interco Agreement" means the Interco Agreement dated as of November 15, 1994, as amended by Amendment No. 1 thereto dated as of the Effective Date, made by Interco in favor of the Seller, as the same may be further amended, modified or restated from time to time.

                    "Interest Rate Protection Agreement" means any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement, interest rate floor agreement or other similar agreement or arrangement.

                    "Invested Amount" of each Receivable Interest means the original amount paid to the Seller for such Receivable Interest at the time of its purchase by the Issuer pursuant to the Agreement, or such amount divided or combined in accordance with
          Section 1.07, in each case reduced from time to time by Collections distributed on account of such Invested Amount pursuant to Section 1.04(d); provided that if such Invested Amount shall have been reduced by any distribution and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Invested Amount shall be increased by the amount of such rescinded or returned distribution, as though it had not been made.

                    "Investor" means the Issuer and all other owners by assignment or otherwise of a Receivable Interest or any interest therein and, to the extent of the undivided interests so purchased, shall include any participants.

                    "Issuer" means Atlantic Asset Securitization Corp. and any successor or assign of the Issuer that is a receivables investment company which in the ordinary course of its business issues commercial paper or other securities to fund its acquisition and maintenance of receivables.

                    "July Availability" means, on the last day of the July fiscal month of each year prior to the occurrence of the Facility Termination Date, an amount equal to the lowest of (i) the aggregate outstanding Invested Amount on such date minus the maximum outstanding Invested Amount that would be permitted on such date under the Receivables Agreement if the Receivables Pool did not include any Eligible July Receivables, such amount to be calculated and included in the Seller Report for the July fiscal month, (ii) $25,000,000 and (iii) the Total Unutilized Revolving Loan Commitment (as such term is defined in the Bank Credit Agreement).

                    "July CCA" has the meaning given that term in the LAPA.

                    "Lane" means The Lane Company, Incorporated, a Virginia corporation.

                    "LAPA" means the Liquidity Asset Purchase Agreement, dated as of December 29, 1995, among CL-NY, as purchaser and liquidity agent, the Issuer and the Agent, as the same may be amended, modified, restated or supplemented.

                    "Lenders" means the Lenders party to the Subordinated Loan Agreement.

                    "Leverage Ratio" means on any date the ratio of (i) Consolidated Debt on such date to (ii) Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date, in each case taken as one accounting period.

                    "Liquidation Day" means, for any Receivable Interest,
          (i) each day during a Settlement Period for such Receivable Interest on which the conditions set forth in paragraph 2 of
          Exhibit II are not satisfied, and (ii) each day which occurs on or after the Termination Date for such Receivable Interest.

                    "Liquidation Fee" means, for any Fixed Period during which a Liquidation Day occurs, the amount, if any, by which
          (i) the additional Yield (calculated without taking into account any Liquidation Fee or any shortened duration of such Fixed Period pursuant to the proviso in the definition thereof) which would have accrued during such Fixed Period on the reductions of Invested Amount of the Receivable Interest relating to such Fixed Period had such reductions remained as Invested Amount, exceeds
          (ii) the income, if any, received by the Investors' investing the proceeds of such reductions of Invested Amount.

                    "Lock-Box Account" means one or more accounts in the name of the Agent maintained at a bank or other financial institution for the purpose of receiving Collections.

                    "Lock-Box Agreement" means an agreement, in substantially the form of Annex B, among an Originator, the Seller, the Agent and each Lock-Box Bank.

                    "Lock-Box Bank" means any of the banks or other financial institutions holding one or more Lock-Box Accounts.

                    "Loss Percentage" means, for any Receivable Interest on any date, the greater of (i) the sum of (a) three times the Default Ratio plus (b) the Deemed Uncollectible Ratio, in each case as of the last day of the fiscal month immediately preceding such date and (ii) 10%.

                    "Loss Reserve" means, for any Receivable Interest on any date, an amount equal to

                                       LP x IA

                    where:

                         LP   =    the Loss Percentage for such Receivable
                                   Interest on such date.

                         IA   =    the Invested Amount of such Receivable
                                   Interest at the close of business of the Servicer on such date.

                    "Net Dilution Ratio" means on any date the ratio (expressed as a percentage) computed as of the last day of the preceding fiscal month of the Originators, by dividing (i) the balance of all Originator Receivables representing resolved or unresolved Dilutions (other than Dilutions arising out of cooperative advertising payments or discounts for early payment) during such month by (ii) the aggregate Outstanding Balance of all Originator Receivables on such day; provided, however, that the balance of all Originator Receivables originated by Thomasville representing resolved or unresolved Dilutions (other than Dilutions arising out of cooperative advertising payments or discounts for early payment) during any fiscal month shall be deemed to be an amount equal to the sum, for the prior seven months, of the amount deducted for Dilution (other than Dilution arising out of cooperative advertising payments or discounts for early payment) from the Outstanding Balance of all Originator Receivables originated by Thomasville. For purposes of this definition, the term "Outstanding Balance" shall be interpreted as if all references in the definition thereof to "Receivables" were references to "Originator Receivables".

                    "Net Receivables Pool Balance" means at any time the Outstanding Balance of Eligible Receivables then in the Receiv-ables Pool reduced by the sum of (i) the Outstanding Balance of such Eligible Receivables that have become Defaulted Receivables, plus (ii) the aggregate amount by which the Outstanding Balance of Eligible Receivables (other than Defaulted Receivables) of each Obligor then in the Receivables Pool exceeds the product of
          (A), the Normal Concentration Percentage for such Obligor, or the Special Concentration Percentage for such Obligor, as the case may be, multiplied by (B) the Aggregate Invested Amount at such time, plus (iii) the excess, if any, of the Outstanding Balance of Priority DIP Receivables over $500,000.

                    "Normal Concentration Percentage" for any Obligor means at any time 2%, or such other percentage ("Special Concentration Percentage") set forth below for such Obligor; provided that in the case of an Obligor with any Affiliated Obligor, the Normal Concentration Percentage and the Special Concentration Percentage shall be calculated as if such Obligor and such Affiliated Obligor are one Obligor; provided further that in the case of an Obligor having Receivables fully supported by a letter of credit issued by an Eligible LOC Bank, the Normal Concentration Percentage and the Special Concentration Percentage shall be calculated as if such Eligible LOC Bank is the Obligor and the chart in the next sentence referred to certificate of deposit ratings; provided further that the Agent may cancel any Special Concentration Percentage upon three Business Days' notice to the Seller. The Special Concentration Percentages for J.C. Penney Company, Inc. and Sears Roebuck & Co. shall be 15% and 10%, respectively, for so long as the short-term public senior debt ratings of such Obligors by Standard & Poor's Ratings Group and Moody's Investors Service, Inc. remain at least equal to those in effect on the date of the Original Agreement; provided, however, that such Special Concentration Percentages shall be increased (subject to the Agent's right to cancel any Special Concentration Percentage upon three Business Days' notice to the Seller) or reduced based on subsequent changes in such debt ratings as set forth below:

               Short-Term Public             Special Concentration
               Senior Debt Rating                 Percentage
               -------------------           ---------------------
                    A-1/P-1                            15%
               A-2/P-2, A-1/P-2 or A-2/P-1             10%
               A-3/P-3, A-2/P-3 or A-3/P-2              2%

          The Special Concentration Percentage of Haverty Furniture Companies, Inc. and Wal-Mart Stores, Inc. shall each be 5%. At each annual anniversary of the execution of the Agreement, the foregoing Special Concentration Percentages for Haverty Furniture Companies, Inc. and Wal-Mart Stores, Inc. may be revised by request of the Seller, provided that such revision is consented to by the Agent (it being understood that the Agent agrees to duly consider such request but shall have no obligation to give such consent). The Agent shall provide the Relevant Rating Agencies with prior notice of any proposed increase in any Special Concentration Percentage or the establishment of any new Special Concentration Percentage.

                    "Obligor" means a Person obligated to make payments to any Originator pursuant to a Contract.

                    "Original Agreement" has the meaning attributed thereto in the Preliminary Statements.

                    "Original Bank Credit Agreement" means the Bank Credit Agreement as defined in the Original Agreement, without giving effect to the amendment and restatement thereof as of the Effective Date.

                    "Original Originator" means each of Lane, Action and Broyhill.

                    "Original PCA" means the Originator Purchase Agreement as defined in the Original Agreement.

                    "Originator" means each of Lane, Action, Broyhill and Thomasville.

                    "Originator Purchase Agreement" means the Purchase and Contribution Agreement dated as of November 15, 1994, as amended and restated as of the Effective Date, between Lane, Action, Broyhill and Thomasville, as sellers, and the Seller, as purchaser, as the same may be further amended, modified or restated from time to time.

                    "Originator Receivables" means, collectively, all receivables created by each Originator (regardless of whether such receivables have been transferred to the Seller or any assignee or transferee of the Seller).

                    "Other Corporations" means Interco and all of its Subsidiaries except the Seller.

                    "Outstanding Balance" of any Receivable at any time means the then outstanding principal balance thereof; provided, however, that in the case of any Receivable originated by Broyhill which is subject to a third-party guarantee and entitled to a cash discount for quick payment, the Outstanding Balance of such Receivable shall be reduced by the amount of such cash discount.

                    "Pension Plan" means any Plan which is subject to the provisions of Title IV of ERISA.

                    "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

                    "Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA and which is maintained (in whole or in part) for employees of Interco, any of its Subsidiaries or any ERISA Affiliate.

                    "Pool Receivable" means a Receivable in the Receivables
          Pool.

                    "Priority DIP Receivable" means a Receivable:

                         (i) the Obligor of which is the subject of a federal bankruptcy case; and

                        (ii) the indebtedness of which constitutes a priority under 11 U.S.C. Section 507(a)(1).

                    "Pro Forma Basis" means, as to any Person, for any of the following events which occur subsequent to the commencement of a period for which the financial effect of such event is being calculated, and giving effect to the event for which such calculation is being made, such calculation as will give pro forma effect to such event as if same had occurred at the beginning of such period of calculation, and

                    (i) for purposes of the foregoing calculation, the transaction giving rise to the need to calculate the pro forma effect to any of the following events shall be assumed to have occurred on the first day of the four fiscal quarter period last ended before the occurrence of the respective event for which such pro forma effect is being determined (the "Reference Period"), and

                    (ii) in making any determination with respect to the
               incurrence or assumption of any Indebtedness or issuance of any Disqualified Preferred Stock during the Reference Period or subsequent to the Reference Period and on or prior to the date of the transaction referenced in clause (i) above (the "Transaction Date"), (w) all Indebtedness or Disqualified Preferred Stock (including the Indebtedness or Disqualified Preferred Stock incurred or assumed and for which the financial effect is being calculated) incurred or permanently repaid during the Reference Period shall be deemed to have been incurred or repaid at the beginning of such period, (x) Consolidated Net Interest Expense of such Person attributable to interest or dividends on any Indebtedness or Disqualified Preferred Stock, as the case may be, bearing floating interest rates should be computed on a pro forma basis as if the rate in effect on the Transaction Date had been the applicable rate for the entire period, (y) Consolidated Net Interest Expense of such Person attributable to interest on any Indebtedness under any revolving credit facility which was in effect during the respective Reference Period shall be computed on a pro forma basis based upon the average daily balance of such Indebtedness outstanding during the applicable period (or, if shorter, the portion of the period during which the revolving credit facility was in effect) and (z) Consolidated Net Interest Expense will be increased or reduced by the net cost (including amortization of discount) or benefit (after giving effect to amortization of discount) associated with the Interest Rate Protection Agreements, which will remain in effect for the twelve-month period after the Transaction Date and which shall have the effect of fixing the interest rate on the date of computation, and

                    (iii) in making any determination of Consolidated EBITDA, pro forma effect shall be given to any acquisition of part or all of a business or division of another Person or any Significant Divestiture which occurred during the Reference Period or subsequent to the Reference Period and prior to the Transaction Date, Consolidated EBITDA shall be determined as if such acquisition or Significant Divestiture occurred on the first day of the Reference Period, taking into account cost savings and expenses which would otherwise be accounted for as an adjustment pursuant to Article 11 of Regulation S-X under the Securities Act of 1933, as amended, as if such cost savings or expenses were realized on the first day of the Reference Period.

                     Purchase Limit  means $210,000,000.  The Purchase
          Limit may be increased by the Seller, at its option, effective as of March 1, 1996, June 1, 1996 and/or December 1, 1996 by a written notice to the Agent received no later than five Business Days prior to the applicable effective date; provided that (i) no increase in the Purchase Limit shall be effective if an Event of Termination shall exist on the proposed effective date, (ii) any increase in the Purchase Limit shall be in the amount of at least $1,000,000 or an integral multiple thereof, and (iii) in no event shall the Purchase Limit exceed $225,000,000. The Purchase Limit may be reduced pursuant to Section 1.01. References to the unused portion of the Purchase Limit shall mean, at any time, the Purchase Limit, as then reduced pursuant to Section 1.01(b) or pursuant to the next sentence, minus the sum of the then outstanding Invested Amount of Receivable Interests under the Agreement and the then outstanding "Invested Amount" of "Receivable Interests" under the Alternate Receivables Purchase Agreement. Furthermore, on each day on which the Seller reduces the unused portion of (or terminates) the "Total Commitment"





          under the Alternate Receivables Purchase Agreement, the Purchase Limit automatically shall reduce by the same amount (or so terminate).

                    "Rate Determination Date" means, for any Receivable Interest, the date of purchase of such Receivable Interest and thereafter the eleventh day of each calendar month (provided that (i) if the tenth day of any calendar month is not a Business Day, the Rate Determination date for such month shall be the second Business Day following the tenth day of such month, and (ii) if the tenth day of any calendar month is a Business Day, but the eleventh day is not, the Rate Determination Date for such month shall be the first Business Day following the eleventh day of such month) or any other day as shall have been agreed to in writing by the Seller and the Agent prior to the immediately preceding Rate Determination Date for such Receivable Interest.

                    "Rating Agency" means, collectively, Moody's Investors Service, Inc. and Standard & Poor's Ratings Group, and their respective successors in interest.

                    "Receivable" means the indebtedness of any Obligor under a Contract (including the right to payment of any interest or finance charges and other obligations of such Obligor with respect thereto), which indebtedness has been acquired by the Seller from one of the Originators by purchase or by capital contribution pursuant to the Originator Purchase Agreement.

                    "Receivable Interest" means, at any time, an undivided percentage ownership interest in (i) all then outstanding Pool Receivables arising prior to the time of the most recent computation or recomputation of such undivided percentage interest pursuant to Section 1.03, (ii) all Related Security with respect to such Pool Receivables, and (iii) all Collections with respect to, and other proceeds of, such Pool Receivables and Related Security. Each undivided percentage interest shall be computed as
                               IA + YR + LR + SFR + DR
                               -----------------------
                                         NRPB

                    where:

                         IA     =  the Invested Amount of each such
                                   Receivable Interest at the time of
                                   computation.

                         YR     =  the Yield Reserve of each such
                                   Receivable Interest at the time of
                                   computation.

                         LR     =  the Loss Reserve of each such Receivable
                                   Interest at the time of computation.

                         SFR    =  the Servicer Fee Reserve of each such
                                   Receivable Interest at the time of
                                   computation.

                         DR     =  the Dilution Reserve of each such
                                   Receivable Interest at the time of
                                   computation.

                         NRPB = the Net Receivables Pool Balance at the time of computation.

          Each Receivable Interest shall be determined from time to time pursuant to the provisions of Section 1.03.

                    "Receivables Pool" means at any time the aggregation of each then outstanding Receivable in respect of which the Obligor is a Designated Obligor at such time or was a Designated Obligor on the date of the initial creation of an interest in such Receivable under the Agreement or the Alternate Receivables Purchase Agreement.

                    "Related Security" means with respect to any
          Receivable:

                          (i) all of the Seller's right, title and interest
               in and to all Contracts or other agreements that relate to such Receivable;

                         (ii)  all of the Seller's interest in any
               merchandise (including returned merchandise) relating to any sale giving rise to such Receivable;

                           (iii) all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements signed by an Obligor describing any collateral securing such Receivable;

                           (iv) all guaranties, insurance and other agree-ments or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise; and

                         (v)  all other books, records and other
               information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) relating to such Receivable and the related Obligor.

                    "Relevant Rating Agencies" means, collectively, each of the Rating Agencies then rating the Issuer's commercial paper notes at the request of the Issuer.

                "Reportable Event" means a Reportable Event as defined in Section 4043(b) of ERISA.

                    "Required Rating" means, with respect to any Person's long-term public senior debt securities, a rating of at least B by Standard & Poor's Ratings Group and at least B2 by Moody's Investors Service, Inc. If such Person does not have long-term public senior debt securities outstanding, such Person shall be deemed to have a senior debt rating of at least B/B2 (a) if such Person has public subordinated debt securities outstanding which are rated and the equivalent senior debt rating of such Person based on standard benchmarks above such Person's outstanding public subordinated rated debt is at least B/B2, or (b) if such Person does not have public subordinated rated debt securities outstanding, based on the Agent's commercially reasonable determination that such Person's long-term public senior debt securities would receive a rating of at least B/B2 if such Person did have such securities outstanding.

                    "Seller Report" means a report, in substantially the form of Annex A hereto furnished by the Servicer to the Agent pursuant to the Servicer Agreement.

                    "Servicer" means, at any time, the Person or Persons then authorized pursuant to the Servicer Agreement to administer and collect Pool Receivables.

                    "Servicer Agreement" means an agreement among the Originators, the Seller and the Agent (and, if the Originators do not act as Servicer, consented to by the Originators), in form and substance satisfactory to them, governing the appointment and responsibilities of the Servicer as to administration and collection of the Pool Receivables, and requiring the Servicer to perform its obligations set forth in the Agreement, as the same may be amended, modified, restated or supplemented from time to time.

                    "Servicer Fee" means the servicer fee referred to in the Servicer Agreement.

                    "Servicer Fee Reserve" for any Receivable Interest at any time means the sum of (i) the unpaid Servicer Fee relating to such Receivable Interest accrued to such time, plus (ii) an amount equal to (a) the aggregate Pool Receivables relating to such Receivable Interest on such date multiplied by (b) the product of (x) the percentage per annum at which the Servicer Fee is accruing on such date and (y) a fraction having the sum of the Average Maturity plus the Collection Delay Period (each as in effect at such date) as its numerator and 360 as its denominator.


                    "Settlement Date" for any Receivable Interest means the last day of each Settlement Period for such Receivable Interest.

                    "Settlement Period" for any Receivable Interest means each period commencing on the first day and ending on the last day of each Fixed Period for such Receivable Interest and, on and after the Termination Date for such Receivable Interest, such period (including, without limitation, a period of one day) as shall be selected from time to time by the Agent or, in the absence of any such selection, each period of thirty days from the last day of the immediately preceding Settlement Period.

                    "Special CCA" has the meaning given that term in the LAPA.

                    "Special Concentration Percentage" has the meaning assigned to that term in the definition of Normal Concentration Percentage.

                    "Subordinated Loan Agreement" means the subordinated loan agreement which may hereafter be entered into between the Seller and the Lenders party thereto, substantially in the form of Annex D hereto, pursuant to which such Lenders will agree to make revolving loans to the Seller not exceeding $15,000,000 in outstanding principal amount at any time, which loans shall be secured by a subordinate lien on the same collateral that has been granted to the Agent for the benefit of the Investors pursuant to Section 1.09 of the Agreement, and which loans shall be subordinate in right of payment to the payment of the Invested Amount and Yield.

                    "Subsidiary" means, with respect to any Person, any corporation, partnership, association, joint venture, or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

                    "Tangible Net Worth" means at any time the excess of
          (i) the Outstanding Balance of all Receivables plus cash and Cash Equivalents of the Seller, minus (ii) the sum of (a) the Outstanding Balance of such Receivables which have become Defaulted Receivables, plus (b) Invested Amount, Yield Reserve, Loss Reserve, Servicing Fee Reserve and Dilution Reserve, plus
          (c) "Invested Amount", "Yield Reserve", "Loss Reserve", "Servicing Fee Reserve" and "Dilution Reserve" under the Alternate Receivables Purchase Agreement.

                    "Taxes" means, in the case of any Investor or the Agent, taxes, levies, imposts, deductions, charges, withholdings and liabilities, now or hereafter imposed, levied, collected, withheld or assessed by any country (or any political subdivision thereof), excluding income or franchise taxes imposed on it by
          (i) the jurisdiction under the laws of which such Investor or the Agent, as the case may be, is organized (or by any political subdivision thereof), (ii) any jurisdiction in which an office of such Investor or the Agent funding or maintaining the ownership of Receivable Interests is located (or any political subdivision thereof), or (iii) any jurisdiction in which such Investor or the Agent is already subject to tax.

                    "Termination Date" for any Receivable Interest means the earlier of (i) the Business Day which the Seller or the Agent so designates by notice to the other at least one Business Day in advance for such Receivable Interest and (ii) the Facility Termination Date.

                    "Thomasville" means Thomasville Furniture Industries, Inc., a Pennsylvania corporation.

                    "Thomasville Availability" means, on any date, an amount equal to (i) the aggregate outstanding Invested Amount on such date minus (ii) the maximum outstanding Invested Amount that would be permitted on such date if the Receivables Pool did not include any Receivables originated by Thomasville, such amount to be calculated based on the most recent Seller Report.

                    "UCC" means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

                    "Yield" means, for any Receivable Interest for any Fixed Period:

                         (i) to the extent the Issuer will be funding such Receivable Interest during such Fixed Period through the issuance of commercial paper,

                                 CPR x IA x ED  + LF
                                            ---
                                            360

                         (ii) to the extent the Investors will not be funding such Receivable Interest during such Fixed Period through the issuance of commercial paper,

                                  AR x IA x ED  + LF
                                            ---
                                             360

                    where:

                         CPR  =    the CP Rate for such Receivable Interest
                                   for such Fixed Period

                         AR   =    the Assignee Rate for such Receivable
                                   Interest for such Fixed Period

                         IA   =    the Invested Amount of such Receivable
                                   Interest during such Fixed Period





                         ED   =    the actual number of days elapsed during
                                   such Fixed Period

                         LF   =    the Liquidation Fee, if any, for such
                                   Receivable Interest for such Fixed
                                   Period;

          provided that no provision of the Agreement shall require the payment or permit the collection of Yield in excess of the maximum permitted by applicable law; and provided further that Yield for any Receivable Interest shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.

                    "Yield Reserve" for any Receivable Interest at any time means the sum of (i) the Liquidation Yield at such time for such Receivable Interest, plus (ii) the then accrued and unpaid Yield for such Receivable Interest, plus (iii) the accrued and unpaid program fee set forth in the Fee Agreement multiplied by a fraction, the numerator of which is the Invested Amount of such Receivable Interest and the denominator of which is the Aggregate Invested Amount. For purposes of this definition, "Liquidation Yield" means, for any Receivable Interest on any date, an amount equal to:

               [IA x (ABR + 1.0%) x (AM + CDP)] + [PL x PFR x IA x (AM + CDP)]
                                     --------                 --    --------
                                      360                 AIA      360

               where:

                    IA   =    the Invested Amount of such Receivable
                              Interest on such date

                    ABR  =    the Alternate Base Rate for such Receivable
                              Interest for a 30-day Fixed Period deemed to commence on such date

                    AM   =    the Average Maturity as in effect at such
                              date

                    CDP  =    the Collection Delay Period as in effect at
                              such date

                    PL   =    the Purchase Limit

                    PFR  =    the rate per annum at which the program fee
                              set forth in the Fee Agreement is accruing on such date

                    AIA  =    the Aggregate Invested Amount on such date.

                                     - - - - - -





                    Other Terms.  The terms "Cash Equivalents",
          "Consolidated Debt", "Disqualified Preferred Stock", "Dividends", "Interco Warrants", "Net Cash Proceeds", "Preferred Stock", "Restricted Subsidiaries", "Significant Divestiture", "Term Loans" and "Transaction" shall have the meanings attributed thereto in the Bank Credit Agreement as in effect on the date hereof, without giving effect to any further amendments to the Bank Credit Agreement (unless the Agent shall have consented to such amendments in writing), and regardless of any subsequent expiration or termination of the Bank Credit Agreement. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.





                                      EXHIBIT II

                               CONDITIONS OF PURCHASES


                    1. Conditions Precedent to Initial Purchase under the Original Agreement. The initial purchase of a Receivable Interest under the Original Agreement was subject to the conditions precedent that the Agent shall have received on or before the date of such purchase the following, each (unless otherwise indicated) dated such date, in form and substance satisfactory to the Agent:

                    (a) Certified copies of the resolutions of the Board of Directors of the Seller approving the Original Agreement and certified copies of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Original Agreement.

                    (b) A copy of the certificate or articles of incorporation, as amended, of the Seller, certified as of a recent date by the Secretary of State or other appropriate official of Delaware, and a certificate as to the good standing of the Seller from such Secretary of State or other official, dated as of a recent date.

                    (c) A certificate of the Secretary or Assistant Secretary of the Seller certifying (i) that attached thereto is a true and complete copy of the By-Laws of the Seller as in effect on the date of such certificate and at all times since a date prior to the date of the resolutions described in paragraph (a) above, (ii) that the certificate or articles of incorporation of the Seller has not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to paragraph (b) above, and (iii) the names and true signatures of the officers of the Seller authorized to sign the Original Agreement and the other documents to be delivered by it hereunder.

                    (d) Acknowledgment copies, or time stamped receipt copies of proper financing statements, duly filed on or before the date of such initial purchase under the UCC of all jurisdictions that the Agent may deem necessary or advisable in order to perfect the ownership and security interests contemplated by the Original Agreement and the Original PCA.

                    (e) Acknowledgment copies, or time stamped receipt copies of proper financing statements, if any, necessary to release all security interests and other rights of any Person in the Receivables, Contracts or Related Security previously granted by the Seller or any Original Originator.

                    (f) Completed requests for information, dated on or before the date of such initial purchase, listing the financing statements referred to in subsection (d) above and all other effective financing statements filed in the jurisdictions





          referred to in subsection (d) above that name the Seller or any Original Originator as debtor, together with copies of such other financing statements (none of which shall cover any Receivables, Contracts or Related Security).

                    (g) Copies of executed Lock-Box Agreements with the Lock-Box Banks.

                    (h) Certified copies of the resolutions of the Board of Directors of each Original Originator approving the Original PCA and the Servicer Agreement and certified copies of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Originator Purchase Agreement and the Servicer Agreement.

                    (i) A copy of the certificate or articles of incorporation, as amended, of each Original Originator, certified as of a recent date by the Secretary of State or other appropriate official of the state of its organization, and a certificate as to the good standing of each Original Originator from such Secretary of State or other official, dated as of a recent date.

                    (j) A certificate of the Secretary or Assistant Secretary of each Original Originator certifying (i) that attached thereto is a true and complete copy of the By-Laws of such Original Originator as in effect on the date of such certificate and at all times since a date prior to the date of the resolutions described in paragraph (i) above, (ii) that the certificate or articles of incorporation of such Original Originator has not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to paragraph (i) above, and (iii) the names and true signatures of the officers thereof authorized to sign the Original PCA and the Servicer Agreement.

                    (k) A favorable opinion of Morgan, Lewis & Bockius, counsel for the Seller and the Original Originators, substantially in the form of Annex C to the Original Agreement and as to such other matters as the Agent may reasonably request.

                    (l)  The Servicer Agreement.

                    (m) The Certificate of Assignment, substantially in the form of Annex D to the Original Agreement, evidencing the assignment by the Seller to the Agent for the benefit of the Investors of the Receivable Interests.

                    (n)  The fee agreement referred to in Section 1.05.

                    (o) The Original PCA and the Interco Agreement, duly executed by the parties thereto, and evidence that all of the conditions precedent to the initial purchase under the Original PCA have been satisfied.





                    (p) A reliance letter from Morgan, Lewis & Bockius, counsel for the Original Originators and Interco, stating that the Agent and the Investors may rely on the opinion delivered to the Seller pursuant to Section 3.01 (g) of the Original PCA as if such opinion had been addressed to them.

                    (q) Evidence of payment of all fees and expenses, including the fees and expenses of counsel to the Agent, incurred in connection with the preparation, execution and delivery of the Original Agreement and any other documents executed in connection herewith and the transactions contemplated hereby.

                    (r) A certificate of the Secretary or Assistant Secretary of Lane, and Broyhill certifying that attached thereto is a true and complete copy of the Original Bank Credit Agreement and the Security Agreement referred to therein.

                    (s) An intercreditor agreement among Bankers Trust Company, as agent, the Seller and the Agent, duly executed by the parties thereto.

                    (t) Written confirmation from each of the Relevant Rating Agencies that the rating of the Issuer's commercial paper notes will not be downgraded or withdrawn solely as a result of entering into the Original Agreement.

                    2. Conditions Precedent to Effectiveness of Amended and Restated Agreement. The effectiveness of the Agreement and the initial purchase on or after the Effective Date of a Receivable Interest under the Agreement are each subject to the conditions precedent that the Agent shall have received on or before the Effective Date the following, each (unless otherwise indicated) dated such date, in form and substance satisfactory to the Agent:

                    (a) Certified copies of the resolutions of the Board of Directors of the Seller approving the Agreement and certified copies of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Agreement.

                    (b) A copy of the certificate or articles of incorporation, as amended, of the Seller, certified as of a recent date by the Secretary of State or other appropriate official of Delaware, and a certificate as to the good standing of the Seller from such Secretary of State or other official, dated as of a recent date.

                    (c) A certificate of the Secretary or Assistant Secretary of the Seller certifying (i) that attached thereto is a true and complete copy of the By-Laws of the Seller as in effect on the date of such certificate and at all times since a date prior to the date of the resolutions described in paragraph (a) above, (ii) that the certificate or articles of incorporation of the Seller has not been amended since the date of the last amendment thereto shown on the certificate of good standing





          furnished pursuant to paragraph (b) above, and (iii) the names and true signatures of the officers of the Seller authorized to sign the Agreement and the other documents to be delivered by it hereunder.

                    (d) Acknowledgment copies, or time stamped receipt copies of proper financing statements, duly filed on or before the Effective Date under the UCC of all jurisdictions that the Agent may deem necessary or advisable in order to perfect the ownership and security interests contemplated by the Agreement and the Originator Purchase Agreement.

                    (e) Acknowledgment copies, or time stamped receipt copies of proper financing statements, if any, necessary to release all security interests and other rights of any Person in the Receivables, Contracts or Related Security originated by Thomasville .

                    (f) Completed requests for information, dated on or before the Effective Date, listing the financing statements referred to in subsection (d) above and all other effective financing statements filed in the jurisdictions referred to in subsection (d) above that name the Seller or Thomasville as debtor, together with copies of such other financing statements (none of which shall cover any Receivables, Contracts or Related Security).

                    (g) Copies of executed Lock-Box Agreements with Corestates Bank, N.A. and Wachovia Bank of North Carolina, relating to Collections of Receivables originated by Thomasville.

                    (h) Certified copies of the resolutions of the Board of Directors of each Originator approving the Originator Purchase Agreement and the Servicer Agreement and certified copies of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Originator Purchase Agreement and the Servicer Agreement.

                    (i) A copy of the certificate or articles of incorporation, as amended, of each Originator, certified as of a recent date by the Secretary of State or other appropriate official of the state of its organization, and a certificate as to the good standing of each Originator from such Secretary of State or other official, dated as of a recent date.

                    (j)  A certificate of the Secretary or Assistant
          Secretary of each Originator certifying (i) that either (A) attached thereto is a true and complete copy of the By-Laws of such Originator as in effect on the date of such certificate and at all times since a date prior to the date of the resolutions described in paragraph (i) above, or (B) in the case of the Original Originators, that there has been no change to the By-Laws of such Originator since November 15, 1994, (ii) that the certificate or articles of incorporation of such Originator has not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to





          paragraph (i) above, and (iii) the names and true signatures of the officers thereof authorized to sign the Originator Purchase Agreement and the Servicer Agreement.

                    (k) A favorable opinion of Morgan, Lewis & Bockius, counsel for the Seller and the Originators, substantially in the form of Annex C hereto and as to such other matters as the Agent may reasonably request.

                    (l)  An amendment to the Servicer Agreement.

                    (m)  An amendment to the fee agreement referred to in
          Section 1.05.

                    (n) The Originator Purchase Agreement and Amendment No. 1 to the Interco Agreement, duly executed by the parties thereto, and evidence that all of the conditions precedent to the initial purchase of Receivables from Thomasville under the Originator Purchase Agreement have been satisfied.

                    (o) A reliance letter from Morgan, Lewis & Bockius, counsel for the Originators and Interco, stating that the Agent and the Investors may rely on the opinion delivered to the Seller pursuant to Section 3.01A(g) of the Originator Purchase Agreement as if such opinion had been addressed to them.

                    (p) Evidence of payment of all fees and expenses, including the fees and expenses of counsel to the Agent, incurred in connection with the preparation, execution and delivery of this Agreement and any other documents executed in connection herewith and the transactions contemplated hereby.

                    (q) A certificate of the Secretary or Assistant Secretary of Lane, Broyhill and Thomasville certifying that attached thereto is a true and complete copy of the Bank Credit Agreement (as amended and restated) and the Security Agreement (as amended and restated) referred to therein.

                    (r) The intercreditor agreement (as amended and restated) among Bankers Trust Company, as agent, the Seller and the Agent, duly executed by the parties thereto.

                    (s) Written confirmation from each of the Relevant Rating Agencies that the rating of the Issuer's commercial paper notes will not be downgraded or withdrawn solely as a result of entering into the Agreement.

                    (t) Two completed Seller Reports, prepared on a pro forma basis for the period ended November 30, 1995, one including and the other excluding Receivables originated by Thomasville.

                    (u) Evidence of the deposit, into the Special CCA, of an amount equal to the Thomasville Availability.

                    3. Conditions Precedent to All Purchases and Reinvest-ments. Each purchase (including the initial purchase) and each





          reinvestment shall be subject to the further conditions precedent that

                    (a) the Servicer shall have delivered to the Agent on or prior to such purchase or reinvestment, in form and substance satisfactory to the Agent, a completed Seller Report containing information covering the most recently ended reporting period for which information is required pursuant to the Servicer Agreement and, if requested by the Agent, a listing by Obligor of all Pool Receivables and such additional information as may reasonably be requested by the Agent,

                    (b) on the date of such purchase or reinvestment the following statements shall be true (and acceptance of the proceeds of such purchase or reinvestment shall be deemed a representation and warranty by the Seller that such statements are then true):

                         (i) On the Effective Date, the representations and warranties contained in Exhibit III are correct on and as of such date as though made on and as of such date, and on the date of each subsequent purchase and each reinvestment, the representations contained in paragraphs
               (g), (h), (j), (k) and (o) of Exhibit III are correct on and as of the date of such purchase or reinvestment as though made on and as of such date,

                         (ii) No event has occurred and is continuing, or
               would result from such purchase or reinvestment, that constitutes an Event of Termination or that would constitute an Event of Termination but for the requirement that notice be given or time elapse or both (unless such event or Event of Termination shall have been specifically waived in writing by the Agent; provided that the parties hereto acknowledge that the Events of Termination set forth in paragraphs (g) and (h) of Exhibit V cannot be waived by the Agent for this purpose),

                         (iii)  No event described in paragraph (g) of
               Exhibit V has occurred and is continuing (without giving effect to the 30-day period provided therein for dismissal or stay),

                         (iv) All of the long-term public senior debt
               securities of Interco shall have the Required Rating,

                         (v) The Agent shall not have given the Seller at least one Business Day's notice that the Investors have terminated the reinvestment of Collections in Receivable Interests,

                    (c) the Agent shall have received, on or prior to the date of any such purchase or reinvestment during the period from August 10 to September 10 of each year prior to the occurrence of the Facility Termination Date, evidence of the deposit, into the July CCA, of an amount equal to the July Availability, and





                    (d) the Agent shall have received such other approvals, opinions or documents as it may reasonably request.






                                     EXHIBIT III

                            REPRESENTATIONS AND WARRANTIES


                    The Seller represents and warrants as follows:

                    (a) The Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Delaware, and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified.

                    (b) The execution, delivery and performance by the Seller of the Agreement and the other documents to be delivered by it thereunder, including the Seller's use of the proceeds of purchases and reinvestments, (i) are within the Seller's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) do not contravene (1) the Seller's charter or by-laws, (2) any law, rule or regulation applicable to the Seller, (3) any contractual restriction binding on or affecting the Seller or its property or (4) any order, writ, judgment, award, injunction or decree binding on or affecting the Seller or its property, and (iv) do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties, other than in favor of the Agent. The Agreement has been duly executed and delivered by the Seller.

                    (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Seller of the Agreement or any other document to be delivered thereunder; or to the extent authorization, approval or other action by, or notice to or filing with, any governmental authority or regulatory body is required, it has been obtained, notice has been given or the appropriate filing has been made.

                    (d) The Agreement constitutes the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms.

                    (e) The consolidated and consolidating balance sheets of Interco and its Subsidiaries as at December 31, 1994 and September 30, 1995, and the related consolidated and consolidating statements of income and cash flow and changes in shareholders' equity of Interco and its Subsidiaries for the fiscal year and nine-month period ended on such dates, copies of which have been furnished to the Agent, fairly present the financial condition of Interco and its Subsidiaries as at such dates and the results of the operations of Interco and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles consistently applied, and since September 30, 1995 there has been





          no material adverse change in the business, operations, property or financial or other condition of Interco. The pro forma balance sheet of the Seller as at November 30, 1995, giving effect to the purchase to be made on the Effective Date of a Receivable Interest under the Agreement, a copy of which has been furnished to the Agent, fairly presents the financial condition of the Seller as at such date, in accordance with generally accepted accounting principles, and since November 30, 1995 there has been no material adverse change in the business, operations, property or financial or other condition of the Seller.

                    (f) There is no pending or threatened action or proceeding affecting the Seller or Interco or any of its Subsidiaries before any court, governmental agency or arbitrator which may materially adversely affect the financial condition or operations of the Seller, Interco or any Originator or the ability of the Seller to perform its obligations under the Agreement, or which purports to affect the legality, validity or enforceability of the Agreement.

                    (g) No proceeds of any purchase or reinvestment will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934.

                    (h) The Seller is the legal and beneficial owner of the Pool Receivables and Related Security free and clear of any Adverse Claim, except for a subordinated security interest created under the Subordinated Loan Agreement. Upon each purchase of or reinvestment in a Receivable Interest, the Investors shall acquire a valid and perfected first priority undivided percentage ownership interest to the extent of the pertinent Receivable Interest in each Pool Receivable then existing or thereafter arising and in the Related Security and Collections with respect thereto. No effective financing statement or other instrument similar in effect covering any Contract or any Pool Receivable or the Related Security or Collections with respect thereto is on file in any recording office, except those filed in favor of the Agent relating to the Agreement, the Alternate Receivable Purchase Agreement and the Subordinated Loan Agreement and those filed in favor of the Seller pursuant to the Originator Purchase Agreement.

                    (i) Each Seller Report (if prepared by the Seller or one of its Affiliates, or to the extent that information contained therein is supplied by the Seller or an Affiliate), information, exhibit, financial statement, document, book, record or report furnished or to be furnished at any time by or on behalf of the Seller to the Agent or the Investors in connection with the Agreement is or will be accurate in all material respects as of its date or (except as otherwise disclosed to the Agent or the Investors, as the case may be, at such time) as of the date so furnished, and no such document contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the





          statements contained therein, in the light of the circumstances under which they were made, not misleading.

                    (j) The principal place of business and chief executive office of the Seller and the office where the Seller keeps its records concerning the Pool Receivables are located at the address or addresses referred to in paragraph (b) of Exhibit IV.

                    (k) The names and addresses of all the Lock-Box Banks, together with the account numbers of the Lock-Box Accounts of the Seller at such Lock-Box Banks, are specified in Schedule I hereto (or at such other Lock-Box Banks and/or with such other Lock-Box Accounts as have been notified to the Agent in accordance with the Agreement).

                    (l) The Seller was incorporated on November 4, 1994, and the Seller did not engage in any business activities prior to November 15, 1994. The Seller has no Subsidiaries.

                    (m) Without limiting the generality of paragraph (f) above, (i) there are no pending claims or litigation and (ii) neither the Seller nor any of the Originators has received or given any written communication from or to any governmental authority or any other Person, in each case concerning the possible presence of any asbestos or hazardous wastes including, without limitation, toxic or hazardous substances, wastes or contaminants and discharges of sewage or effluents, for which the Seller or any Originator may be responsible under any applicable federal, state or local law, rule, regulation or order, which in the case of either clause (i) or (ii), may materially adversely affect the financial condition or operations of the Seller or any of the Originators or the ability of the Seller to perform its obligations under the Agreement.

                    (n) The fair value of the property of the Seller is greater than the total amount of liabilities, including contingent liabilities, of the Seller, (ii) the present fair salable value of the assets of the Seller is not less than the amount that will be required to pay all probable liabilities of the Seller on its debts as they become absolute and matured,
          (iii) the Seller does not intend to, and does not believe that it will, incur debts or liabilities beyond the Seller's abilities to pay such debts and liabilities as they mature and (iv) the Seller is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which the Seller's property would constitute unreasonably small capital.

                    (o)  With respect to each Pool Receivable, the Seller
          (i) shall have received such Pool Receivable as a contribution to the capital of the Seller by one of the Originators or (ii) shall have purchased such Pool Receivable from one of the Originators in exchange for payment (made by the Seller to such Originator in accordance with the provisions of the Originator Purchase
          Agreement) of cash in an amount which constitutes fair consideration and reasonably equivalent value. Each such sale





          referred to in clause (ii) of the preceding sentence shall not have been made for or on account of an antecedent debt owed by an Originator to the Seller and no such sale is or may be voidable or subject to avoidance under any section of the Federal Bankruptcy Code.

                    (p) On the Initial Purchase Date, and after giving effect to the purchase on such date, the Tangible Net Worth of the Seller was equal to at least 3% of the Aggregate Invested Amount.






                                      EXHIBIT IV

                                      COVENANTS


                    Covenants of the Seller. Until the latest of the Facility Termination Date, the date on which no Invested Amount of or Yield on any Receivable Interest shall be outstanding or the date all other amounts owed by the Seller hereunder to the Investors or the Agent are paid in full:

                    (a) Compliance with Laws, Etc. The Seller will comply in all material respects with all applicable laws, rules, regulations and orders and preserve and maintain its corporate existence, rights, franchises, qualifications, and privileges except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such existence, rights, franchises, qualifications, and privileges would not materially adversely affect the collecti-bility of the Receivables Pool or the ability of the Seller to perform its obligations under the Agreement.

                    (b) Offices, Records and Books of Account. The Seller will keep its principal place of business and chief executive office and the office where it keeps its records concerning the Pool Receivables at the address of the Seller set forth under its name on the signature page to the Agreement or, upon 30 days' prior written notice to the Agent, at any other locations in jurisdictions where all actions reasonably requested by the Agent to protect and perfect the interest in the Pool Receivables have been taken and completed. The Seller also will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Pool Receivables (including, without limitation, records adequate to permit the daily identification of each Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).

                    (c) Performance and Compliance with Contracts and Credit and Collection Policy. The Seller will, at its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, and timely and fully comply in all material respects with the Credit and Collection Policy in regard to each Pool Receivable and the related Contract.

                    (d) Sales, Liens, Etc. The Seller will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, any Pool Receivable, Related Security, related
          Contract or Collections, or upon or with respect to any account





          to which any Collections of any Pool Receivable are sent, or assign any right to receive income in respect thereof, other than in favor of the Agent (with respect to the Agreement, the Alternate Receivables Purchase Agreement and the Subordinated Loan Agreement).

                    (e) Extension or Amendment of Receivables. Except as provided in the Servicer Agreement, the Seller will not extend the maturity or adjust the Outstanding Balance or otherwise modify the terms of any Pool Receivable, or amend, modify or waive any term or condition of any Contract related thereto.

                    (f) Change in Business or Credit and Collection Policy. The Seller will not make any change in the character of its business or in the Credit and Collection Policy that would, in either case, materially adversely affect the collectibility of the Receivables Pool or the ability of the Seller to perform its obligations under the Agreement without the prior written consent of the Agent. The Seller shall not make any other change without 30 Business Days prior written notice to the Agent. The Agent shall promptly forward to the Relevant Rating Agencies all changes to the Credit and Collection Policy which it receives from the Seller.

                    (g) Audits. The Seller will, and will obtain the contractual agreement of each Originator to, from time to time during regular business hours as may be reasonably requested by the Agent, permit the Agent, or its agents or representatives, at the Seller's expense, (i) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of the Seller or any Originator relating to Pool Receivables and the Related Security, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of the Seller or any Originator for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to Pool Receivables and the Related Security or the Seller's performance hereunder or under the Contracts with any of the officers or employees of the Seller or any Originator having knowledge of such matters.

                    (h) Change in Payment Instructions to Obligors. The Seller will not add or terminate any bank as a Lock-Box Bank from those listed in Schedule I to the Agreement, or make any change in its instructions to Obligors regarding payments to be made to the Seller or payments to be made to any Lock-Box Bank, without the prior written consent of the Agent and receipt by the Agent of executed copies of Lock-Box Agreements with each new Lock-Box Bank; provided, however, that within sixty (60) days following the date hereof, the Agent shall have received copies of executed Lock-Box Agreements, in form and substance satisfactory to the Agent, relating to the Lock-Box Accounts of Thomasville which are maintained at Mellon Bank, N.A. and Bank of America as of the date hereof.





                    (i) Deposits to Lock-Box Accounts. The Seller will deposit, or cause to be deposited, all Collections of Pool Receivables into Lock-Box Accounts. The Seller will not deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account cash or cash proceeds other than Collections of Pool Receivables.

                    (j) Marking of Records. At its expense, the Seller will mark its financial statements and master data processing records evidencing Pool Receivables and related Contracts with a legend evidencing that Receivable Interests related to such Pool Receivables and related Contracts have been sold in accordance with the Agreement.

                    (k) Reporting Requirements. The Seller will provide (or, in the case of clauses (xiv) and (xv) below, cause the Servicer to provide) to the Agent (in multiple copies, if requested by the Agent) the following:

                         (i) as soon as available and in any event within 45 days after the end of the first three quarters of each fiscal year of the Seller, a balance sheet of the Seller and a consolidated and consolidating balance sheet of Interco and its Subsidiaries as of the end of such quarter and statements of income and retained earnings of the Seller and consolidated and consolidating statements of income and retained earnings of Interco and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer of the Seller and Interco, as the case may be; provided, however, that the requirements of this clause
               (i) as to financial statements of Interco and its Subsidiaries may be satisfied by delivery of Interco's form 10-Q filed with the Securities and Exchange Commission;

                           (ii)  as soon as available and in any event
               within 90 days after the end of each fiscal year of the Seller, a copy of the annual report for such year for the Seller and Interco and its Subsidiaries, containing financial statements for such year audited by Peat Marwick or other independent public accountants acceptable to the Agent; provided, however, that the requirements of this clause (ii) as to financial statements of Interco and its Subsidiaries may be satisfied by delivery of Interco's form 10-K filed with the Securities and Exchange Commission;

                          (iii)  as soon as possible and in any event
               within five days after the occurrence of each Event of Termination or event which, with the giving of notice or lapse of time, or both, would constitute an Event of Termination, a statement of the chief financial officer of the Seller setting forth details of such Event of Termination or event and the action that the Seller has taken and proposes to take with respect thereto;





                          (iv)  promptly after the sending or filing
               thereof, copies of all reports that Interco sends to any of its security holders, and copies of all reports and registration statements that Interco or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange;

                           (v)  promptly after the filing or receiving
               thereof, copies of all reports and notices that Interco or any Affiliate files under ERISA with the Internal Revenue Service or the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or that Interco or any Affiliate receives from any of the foregoing or from any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) to which Interco or any Affiliate is or was, within the preceding five years, a contributing employer, in each case in respect of the assessment of withdrawal liability or an event or condition which could, in the aggregate, result in the imposition of liability on Interco and/or any such Affiliate in excess of $1,000,000;

                          (vi) at least ten Business Days prior to any change in the name of the Seller or any Originator, a notice setting forth the new name and the effective date thereof;

                         (vii)  such other information respecting the
               Receivables or the condition or operations, financial or otherwise, of the Seller or any Originator as the Agent may from time to time reasonably request;

                         (viii) promptly (and in any event within ten Business Days) after the Seller obtains knowledge thereof, notice of any (a) litigation, investigation or proceeding which may exist at any time between the Seller or any Originator and any governmental authority which, in either case, if not cured or if adversely determined, as the case may be, would have a material adverse effect on the business, operations, property or financial or other condition of the Seller or such Originator; (b) litigation or proceeding adversely affecting the Seller's ability to perform its obligations under this Agreement or the Servicer Agreement; (c) litigation or proceeding adversely affecting the Seller or any Originator in which the amount involved is $1,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought; or (d) any "Event of Termination" under the Originator Purchase Agreement;

                          (ix)  promptly after the occurrence thereof,
               notice of a material adverse change in the business, operations, property or financial or other condition of the Seller or any Originator;

                           (x) as soon as possible and in any event within one Business Day after the occurrence thereof, notice of any period of ten consecutive Business Days occurring prior to the "Facility Termination Date" under the Originator





               Purchase Agreement during which no purchases of Receivables by and no contributions of Receivables to the Seller are made pursuant to the Originator Purchase Agreement;

                          (xi)  promptly (and in any event within ten
               Business Days) after the Seller's receipt thereof, a copy of the quarterly and annual financial statements of Haverty Furniture Companies, Inc.;

                         (xii) promptly, and in any event within three Business Days after an executive officer of the Seller obtains knowledge thereof, notice of the occurrence of any event which constitutes a Daily Settlement Trigger;

                        (xiii)  at the time of the delivery of the
               financial statements provided for in clauses (i) and (ii) of this paragraph, a certificate of the chief financial officer of the Seller to the effect that, to the best of such officer's knowledge, no Event of Termination or Daily Settlement Trigger has occurred and is continuing or, if any Event of Termination or Daily Settlement Trigger has occurred and is continuing, specifying the nature and extent thereof, which certificate shall set forth the calculations required to establish compliance with the ratios and tests set forth in clauses (a), (b), (c), (d) and (h) of the definition of Daily Settlement Trigger;

                         (xiv) so long as monies shall be on deposit in the Special CCA, on the date on which each Seller Report is due, a second Seller Report prepared without including any Receivables originated by Thomasville; and

                         (xv) on the date on which the Seller Report for the fiscal month of July is due, and, so long as any monies shall be on deposit in the July CCA, on each date thereafter on which each Seller Report is due, Seller Reports prepared both including and not including Eligible July Receivables as Eligible Receivables.

                    (l) Daily Settlement Trigger. From and after the fifth day after the occurrence of a Daily Settlement Trigger, and so long as any Daily Settlement Trigger is continuing, the Seller shall (a) cause the Servicer to submit daily reports in form and substance satisfactory to the Agent listing the aggregate Outstanding Balance of all Eligible Receivables generated by each Originator on the preceding Business Day, (b) use its best efforts to cause each Lock-Box Bank to submit daily reports to the Agent listing the aggregate amount of Collections received in the Lock-Box Account(s) at such Lock-Box Bank on the preceding Business Day, and (c) cause all Collections (and only
          Collections) to be deposited daily, from the Lock-Box Accounts or other locations in which Collections are received, into an account (the "Concentration Account") maintained in a bank acceptable to the Agent in the name of both the Seller and the Agent. Without in any way affecting the provisions of Section
          1.04 of the Agreement relating to the disbursement of funds to





          the Agent or the Investors, no funds in the Concentration Account shall be distributed to or for the benefit of the Seller until the Agent notifies the bank in which the Concentration Account is located to release funds therein to the Seller; provided that the Agent shall notify such bank to release funds to the Seller representing Collections received on any Business Day so long as the Agent has received all daily reports as required by clauses
          (a) and (b) above through the third Business Day preceding such release date and the Agent is satisfied that the Net Receivables Pool Balance based on such reports is sufficient for the Seller to meet its obligations under the Agreement. The funds in the Concentration Account shall be invested in a manner acceptable to the Agent. If all events constituting a Daily Statement Trigger shall have been cured or shall no longer be continuing, and no Event of Termination shall then exist, the Seller and Servicer may resume processing Collections and delivering reports as they did immediately prior to the occurrence of a Daily Settlement Trigger.

                    (m)  Corporate Separateness.

                    (1) The Seller shall at all times maintain at least two
               independent directors each of whom (x) is not currently and has not been during the five years preceding the date of the Agreement an officer, director or employee of an Affiliate of the Seller or any Other Corporation, (y) is not a current or former officer or employee of the Seller and (z) is not a stockholder of any Other Corporation or any of their respective Affiliates.

                    (2) The Seller shall not direct or participate in the management of any of the Other Corporations' operations.

                    (3) The Seller shall conduct its business from an office separate from that of the Other Corporations (but which may be located in the same facility as one or more of the Other Corporations). The Seller shall have stationery and other business forms and a mailing address and a telephone number separate from that of the Other Corporations.

                    (4) The Seller shall at all times be adequately capitalized in light of its contemplated business.

                    (5) The Seller shall at all times provide for its own operating expenses and liabilities from its own funds.

                    (6) The Seller shall maintain its assets and transactions separately from those of the Other Corporations and reflect such assets and transactions in financial statements separate and distinct from those of the Other Corporations and evidence such assets and transactions by appropriate entries in books and records separate and distinct from those of the Other Corporations. The Seller shall hold itself out to the public under the Seller's own name as a legal entity separate and distinct from the Other





               Corporations. The Seller shall not hold itself out as having agreed to pay, or as being liable, primarily or secondarily, for, any obligations of the Other Corporations.

                    (7) The Seller shall not maintain any joint account with any Other Corporation or become liable as a guarantor or otherwise with respect to any Indebtedness or contractual obligation of any Other Corporation.

                    (8) The Seller shall not make any payment or distribution of assets with respect to any obligation of any Other Corporation or grant an Adverse Claim on any of its assets to secure any obligation of any Other Corporation.

                    (9) The Seller shall not make loans, advances or otherwise extend credit to any of the Other Corporations, other than such loans, advances or extensions which are made on arm's-length terms and conditions and in accordance with the consolidated cash management system for Interco and its Subsidiaries.

                    (10) The Seller shall hold regular duly noticed
               meetings of its Board of Directors and make and retain minutes of such meetings.

                    (11) The Seller shall have bills of sale (or similar
               instruments of assignment) and, if appropriate, UCC-1 financing statements, with respect to all assets purchased from any of the Other Corporations.

                    (12) The Seller shall not engage in any transaction
               with any of the Other Corporations, except as permitted by the Agreement and as contemplated by the Originator Purchase Agreement.

                    (13) The Seller shall comply with (and cause to be true
               and correct) each of the facts and assumptions contained in paragraphs (a) - (r) on pages [3-6] of the opinion of Morgan, Lewis & Bockius delivered pursuant to paragraphs 1(k) and 2(k) of Exhibit II to the Agreement.

                    (n) Originator Purchase Agreement; Interco Agreement. The Seller will not amend, waive or modify any provision of the Originator Purchase Agreement or the Interco Agreement or waive the occurrence of any "Event of Termination" under the Originator Purchase Agreement, without in each case the prior written consent of the Agent. The Seller will perform all of its obligations under the Originator Purchase Agreement in all material respects and will enforce the Originator Purchase Agreement and the Interco Agreement in accordance with their respective terms in all material respects.

                    (o) Nature of Business. The Seller will not engage in any business other than the purchase of Receivables, Related Security and Collections from the Originators and the transactions contemplated by the Agreement, the Alternate





          Receivables Purchase Agreement and the Subordinated Loan
          Agreement.

                    (p) Mergers, Etc. The Seller will not merge with or into or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions), all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets or capital stock or other ownership interest of, or enter into any joint venture or partnership agreement with, any Person, other than as contemplated by the Agreement and the Originator Purchase Agreement.

                    (q) Distributions, Etc. The Seller will not declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of capital stock of the Seller, or return any capital to its shareholders as such, or purchase, retire, defease, redeem or otherwise acquire for value or make any payment in respect of any shares of any class of capital stock of the Seller or any warrants, rights or options to acquire any such shares, now or hereafter outstanding; provided, however, that the Seller may declare and pay cash dividends on its capital stock to its shareholders so long as (i) no Event of Termination shall then exist or would occur as a result thereof, (ii) after giving effect to such dividends, the Tangible Net Worth of the Seller shall be equal to at least 3% of the Aggregate Invested Amount,
          (iii) such dividends are in compliance with all applicable law including the Delaware General Corporation Law, and (iv) such dividends have been approved by all necessary and appropriate corporate action of the Seller.

                    (r) Indebtedness. The Seller will not incur any Indebtedness, other than any Indebtedness incurred pursuant to the Agreement, the Alternate Receivables Purchase Agreement or the Subordinated Loan Agreement.

                    (s) Certificate of Incorporation. The Seller will not amend or delete Articles Third, Ninth or Tenth of its certificate of incorporation.





                                      EXHIBIT V

                                EVENTS OF TERMINATION


                    Each of the following shall be an "Event of Termination":

                    (a) A "Servicer Default" shall occur under the Servicer Agreement; or

                    (b) The Seller or the Servicer shall fail to transfer to the Agent when requested any rights, pursuant to the Agreement or the Servicer Agreement, which the Seller or the Servicer then has as Servicer, or the Seller shall fail to make any payment required under Section 1.04; or

                    (c) Any representation or warranty made or deemed made by the Seller or the Servicer (or any of their respective officers) under or in connection with the Agreement, the Original Agreement or the Servicer Agreement or any information or report delivered by the Seller pursuant to the Agreement or the Original Agreement or by the Servicer pursuant to the Servicer Agreement shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered and (if correctable) shall remain incorrect or untrue for ten days after the earlier of actual knowledge by the Seller or the Servicer of such incorrectness or untruth or written notice to the Seller or Servicer thereof; or

                    (d) The Seller shall fail to perform or observe (i) any covenant contained in Exhibit IV, paragraph (a), (b) or (c) and any such failure shall remain unremedied for twenty days after the earlier of Seller's actual knowledge thereof or written notice to the Seller thereof, or (ii) any other term, covenant or agreement contained in the Agreement (other than as described in paragraph (a) above or clause (i) of this paragraph (d)) or in any other agreement delivered in connection herewith on its part to be performed or observed and any such failure shall remain unremedied for ten days after the earlier of Seller's actual knowledge thereof or written notice thereof shall have been given to the Seller by the Agent; or

                    (e) The Seller or Interco or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any of its Indebtedness which is outstanding in a principal amount of at least $10,000,000 in the aggregate when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness, and such failure to pay, event or condition shall continue after the applicable grace period, if any, specified in such agreement or instrument, and as a result thereof, the maturity of such Indebtedness is accelerated; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid in full (other than by a regularly





          scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Indebtedness in full shall be required to be made, in each case prior to the final stated maturity thereof; or any such Indebtedness shall fail to be paid at the final stated maturity thereof; or

                    (f) Any purchase or any reinvestment pursuant to the Agreement shall for any reason (other than pursuant to the terms hereof) cease to create, or any Receivable Interest shall for any reason cease to be, a valid and perfected first priority undivided percentage ownership interest to the extent of the pertinent Receivable Interest in each applicable Pool Receivable and the Related Security and Collections with respect thereto; provided, however, that no Event of Termination shall occur under this paragraph (f) if (i) the aggregate Outstanding Balance of the Pool Receivables in which the Investors cease to have a valid and perfected first priority undivided percentage ownership interest does not exceed $250,000 at any time and (ii) the Seller makes any deemed Collection payment with respect thereto which is required pursuant to Section 1.04(e)(ii) on or prior to the next Settlement Date; or

                    (g) The Seller or any Originator shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Seller or any Originator seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against the Seller or any Originator (but not instituted by any of them), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Seller or any Originator shall take any corporate action to authorize any of the actions set forth above in this paragraph (g); or

                    (h) The sum of the Receivable Interests plus the "Receivable Interests" under the Alternate Receivables Purchase Agreement shall for a period of two consecutive Business Days be greater than 100%; or

                    (i) (i) A Reportable Event shall have occurred with respect to a Pension Plan, (ii) the filing by Interco, any ERISA Affiliate, or an administrator of any Plan of a notice of intent to terminate such a Plan in a "distress termination" under the provisions of Section 4041 of ERISA, or (iii) the receipt of notice by Interco, any ERISA Affiliate, or an administrator of a Plan that the Pension Benefit Guaranty Corporation has instituted





          proceedings to terminate (or appoint a trustee to administer) such a Pension Plan, and in each case in clauses (i) through
          (iii) of this paragraph (i), such event or conditions, if any, could subject Interco or any ERISA Affiliate to any taxes, penalties or other liabilities which, in the opinion of the Agent, could have a material adverse effect on the financial condition of Interco or any ERISA Affiliate; or

                    (j) An "Event of Termination" or "Facility Termination Date" shall occur under the Originator Purchase Agreement, or the Originator Purchase Agreement shall cease to be in full force and effect; or

                    (k) All of the outstanding capital stock of the Seller shall cease to be owned, directly or indirectly, by Interco; or

                    (l) The Advances Outstanding under the Subordinated Loan Agreement shall at any time for a period of two consecutive Business Days be greater than the sum of (i) one-half of the Loss Reserve plus (ii) one-half of the Dilution Reserve plus (iii) one-half of the "Loss Reserve" under the Alternate Receivables Purchase Agreement plus (iv) one-half of the "Dilution Reserve" under the Alternate Receivables Purchase Agreement.